                                                                     Exhibit 2.1

                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT  (this  "Agreement")  is entered into this
18th day of October,  2011, between,  GRYPHON PRODUCTION COMPANY,  LLC, a wholly owned  subsidiary of  Chancellor  Group,  Inc.,  with offices at 216 South Price
Road,  Pampa,  Texas 79065 (herein  "Seller"),  and LCB  RESOURCES,  an Oklahoma limited  liability  company  with  offices  at 406 N. Main  Street,  Kingfisher,
Oklahoma 73750-2322 (herein "Buyer"),

                                    RECITALS

     A. The Seller is the owner of its undivided, pro rata share of interests in and to the following:

          (i) The oil and gas leases  (and any and all  amendments,  corrections and  modifications  thereto whether or not described on Exhibit "A-1") described on Exhibit  "A-1,"  insofar as the leases  cover the lands  described on Exhibit
"A-1"  (the  "Leases");  and the oil and gas wells on the  leases  described  on
Exhibit "A-2" (the "Wells");

          (ii) The personal  property,  equipment  and  fixtures,  located on or about the Leases and used in connection  with  operation of the Leases and Wells described on Exhibit "A-2" (the  "Equipment"),  including the personal  property described in the attached Exhibit "B;"

          (iii) The land (the "Land") described in the attached Exhibit "C;"

          (iv) The  rights  and  obligations  existing  under  the  instruments, contracts and agreements that benefit or burden the Leases and Wells, including, but not  limited  to,  operating  agreements,  unitization  agreements,  pooling
agreements,   pooling  orders,  spacing  orders,   declarations  of  pooling  or
unitization,  farm out agreements, rights of way, easements, surface agreements, permits, licenses, assignments, gas sale contracts, and gas processing contracts
(collectively, the "Contracts");

          (v) The oil,  gas,  casinghead  gas,  condensate,  distillate,  liquid hydrocarbons, gaseous hydrocarbons, products refined and manufactured therefrom, other  minerals,  and the  accounts  and  proceeds  from  the sale of all of the foregoing  (the  "Production")  under the terms of the Leases and the Contracts;
and

          (vi) The files, records, data, including geophysical and seismic data, and other documentary information of Seller pertaining to the Wells, the Leases, the Equipment, the Land, the Contracts, and the Production,  (collectively,  the
"Data").

     The Leases, Wells,  Equipment,  Land, Contracts,  Production,  and Data are
collectively called the "Properties".

     B. Buyer  wishes to  purchase  and Seller  wishes to sell,  all of Seller's right, title and interest in the Properties.

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     C. The Properties sold and assigned under this Agreement do not include and
Seller hereby retains and reserves:

          (i) Proprietary seismic, geological, geochemical, and geophysical data or  interpretations  of data and other  information  relating  to the Leases and
Wells  that  are  restricted   from  transfer  or   distribution  by  any  legal
constraints, obligations of confidence or prior agreements with third parties;

          (ii) Trade  credits,  accounts,  deposits  with  utilities,  and notes
receivable   and   adjustments   or  refunds   (including   without   limitation
transportation tariff refunds,  take-or-pay claims, audit adjustments claims for under-or-non-payment and over, inaccurate or excessive billings, and claims with respect to breach of contract)  arising under the Contracts and  attributable to the Properties with respect to any period before the Effective Time,  including, without  limitation,  any claim Seller may have for refunds or  reimbursement of money that may have been paid by Seller to any current or prior  operator of the
Properties  on account  of  over-billings,  excessive  billings  and  inaccurate billings or otherwise made by such operator as a result of Seller's  interest in the Properties;

          (iii)  Oil,  gas,  casinghead  gas,  condensate,   distillate,  liquid
hydrocarbons, gaseous hydrocarbons, products refined and manufactured therefrom, and other minerals produced from the Properties prior to the Effective Time; and

          (iv) All claims and causes of action Seller may have as of the Closing
Date.

                           CONSIDERATION AND AGREEMENT

     In  consideration  of  the  covenants  and  conditions  contained  in  this
Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby  acknowledged,  Buyer  agrees to  purchase  all of  Seller's right,  title and  interest in and to the  Properties  from  Seller,  and Seller agrees  to  sell  all  of  Seller's  right,  title  and  interest  in and to the
Properties to Buyer on the terms set forth below.

                                      TERMS

1.  PURCHASE  PRICE.  The  Purchase  Price shall be Two Million  Fifty  Thousand
Dollars  ($2,050,000.00),  adjusted as  provided  herein.  Immediately  upon the execution hereof,  Buyer shall pay, by bank wire transfer into an escrow account established  by Midwest  Energy  Auction LLC, (the "Escrow  Agent") at BancFirst
Oklahoma  City,  as earnest  money  ("Deposit")  equal to One  Hundred  Thousand
Dollars, to be credited towards the Purchase Price. At closing, Buyer shall pay, by bank wire  transfer,  the remaining net balance of the Purchase  Price due to the Seller,  to the escrow  agent.  Escrow agent will  disburse the net proceeds from the sale to the  Seller per a certain  "Escrow  Agreement"  between  Buyer,
Seller, and Escrow Agent. Seller is responsible for the four percent (4%) of the sales price  commission  owed to Midwest Energy Auction (MEA) in accordance with the service  agreement  between  Seller and MEA.  Escrow Agent shall prepare and deliver to Buyer and Seller for approval no later than three (3)  business  days prior to Closing, a Preliminary  Settlement Statement reflecting the appropriate adjustments for approval by Buyer and Seller, as follows:

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     (A) UPWARD ADJUSTMENTS.  The Purchase Price shall be adjusted upward by the following:

          (i) the amount of all direct costs and expenditures  chargeable to the
Properties for periods on and after the Effective Time (as hereinafter  defined)
and incurred and paid by or on behalf of Seller in accordance with the terms and provisions of this Agreement, including:

               (A) those  that are  attributable  to the  drilling,  completion, recompletion, reworking, operation, repair and maintenance of the Properties for the period on and after the  Effective  Time,  through and including the Closing
Date;

               (B) bonuses,  lease rentals and shut-in payments due and paid for the period on and after the  Effective  Time through and  including  the Closing
Date;

               (C) ad valorem,  property  and other taxes that are  allocated to the Buyer pursuant to Section 13 of this Agreement; and

               (D) amounts relating to obligations  arising under contracts with respect to operations  or  production  for the period on and after the Effective
Time through and including the Closing Date;

          (ii) the actual value of the oil inventory in storage  attributable to the  Properties as of the Effective  Time,  net of all taxes and burdens,  which value shall be determined based on the price of oil the day Buyer sells the oil;
and

          (iii) any other amount agreed by Seller and Buyer.

     (B) DOWNWARD ADJUSTMENTS.  The Purchase Price shall be adjusted downward by the following:

          (i) the amount of all gross proceeds (net of burdens) for hydrocarbons produced  from and  attributable  to Seller's  interest in the  Properties on or after the Effective Time through the Closing Date;

          (ii) the amount of all other proceeds  and/or revenue  attributable to
Seller's  interest  in and to the  Properties  on or after  the  Effective  Time through the Closing Date;

          (iii) any other amount agreed upon by Seller and Buyer.

     (c)  At  the  Effective  Time,  Seller  shall  gauge  the  oil  in  storage attributable to the Properties  unless Buyer and Seller agree  otherwise.  Buyer shall have the right to have a representative present when Seller gauges the oil in storage.

2. CLOSING.  Subject to the conditions  and  adjustments  set forth herein,  the consummation of the  transaction  contemplated  hereby (the "Closing")  shall be held on or before  December 3, 2011 (the "Closing  Date") at Seller's  office in

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Pampa,  Texas.  At Closing,  the  following  events  shall  occur,  each being a condition precedent to the others:

     (a) Seller  shall  execute,  acknowledge  and  deliver to Buyer one or more assignments,  bills of sale and conveyances (in sufficient multiple originals to facilitate  recording) in substantially the form of Exhibit D conveying Seller's interests in the Properties to Buyer;

     (b) Buyer shall deliver to Escrow Agent the Purchase Price,  direct bank or wire transfer in  immediately  available  federal funds to the Escrow Account as agreed upon in writing no less than five (5) business  days prior to the Closing
Date;

     (c) The parties shall execute such other documents,  notices,  waivers, and agreements as are necessary in order to carry out the intent of this Agreement;

     (d) Seller shall execute and deliver to Buyer,  on forms prepared by Seller and reasonably  acceptable to Buyer,  transfer orders or letters in lieu thereof directing  all  purchasers  of  production  to make payment to Buyer of proceeds attributable  to  production  from the  Properties  from and after the Effective
Time; and

     (e) Seller shall provide Buyer with  executed  change of operator  forms on all wells (active or inactive) operated by Seller, as required by the applicable state  regulatory  body,  to effect a change  of  operator  for the  Properties, subject to any applicable operating agreement, but only to the extent allowed or permitted by such operating agreements.

3. EFFECTIVE TIME. The ownership of Seller's interest in the Properties shall be transferred from Seller to Buyer on the Closing Date, effective as of 11:59 p.m.
in the time zone  applicable  to the location of the  Properties  on December 1,
2011 (the "Effective Time").

4. DATA.  Seller makes no  representations  or  warranties as to the accuracy or completeness of the Data.  Seller shall not allow Buyer access to geophysical or seismic  data if, by so  doing,  Seller  would be in breach of any  unaffiliated third party  contract or  agreement.  Buyer agrees to allow Seller access to the
Data upon  reasonable  notice.  After Closing,  Seller shall have the right from time to time to make  copies  of any part of the  Data  during  Buyer's  regular business  hours.  Buyer  shall  keep all of the Data for at least five (5) years after Closing.

5. OTHER  ASSURANCES.  Seller shall  reasonably  cooperate with Buyer, and shall provide all conveyances,  agreements,  consents,  information,  forms, and other materials or acts reasonably  necessary to vest Buyer with ownership of Seller's interest in the Properties.

6. RISK OF LOSS. Risk of loss of the Properties  shall pass from Seller to Buyer as of 11:59  p.m.  Central  time on the  Closing  Date.  Seller  represents  and warrants to Buyer that the Properties are insured for amounts and risk coverages that are standard and  customary  in the  industry for  properties  of a similar nature.  In the  event of the  destruction  or  taking of all or any part of the
Properties during the period of time from the Effective Time through the Closing
Date, at the Closing Date,  Seller shall pay to Buyer all sums paid to Seller by third  parties,  if any, by reason of such  destruction  or taking of all or any portion of the  Properties,  and shall assign,  transfer and set over unto Buyer all of the right,  title and  interest of Seller in and to any unpaid  awards or other  payments from third  parties  arising out of the  destruction,  taking or pending or threatened taking as to the Properties.

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7. CONTRACTS AND LEASES.  Upon Closing,  Buyer shall assume and agree to perform the Contracts and the  obligations  of Seller under the Leases as of the Closing
Date and the payment  obligations  of Seller  under the Leases,  and the surface agreements  and other  agreements  described  in  Schedule  4.  Buyer  shall use commercially reasonable efforts to obtain a release of Seller of all obligations under the Leases and the surface  agreements and other  agreements  described in
Schedule 4. Buyer shall  indemnify,  save and hold harmless  Seller and Seller's officers,  directors,  managers, agents, employees,  successors and assigns from and against any and all costs, losses,  liabilities,  damages, lawsuits, claims, and expenses, including (without limitation) reasonable attorney's fees, arising from and after the Closing Date from any of the Leases or the surface agreements or other agreements described in Schedule 4.

8. SELLER'S WARRANTIES AND REPRESENTATIONS.  Each Seller,  severally and only to the  extent of such  Seller's  (i)  individual  entity,  with  respect to entity related representations and warranties, or (ii) Ownership Share, with respect to
Property   related   representations   and   warranties,   makes  the  following
representations and warranties.

     (a) The assignment of Seller's interest in the Properties to Buyer shall be made  by  special  warranty  of  title  as  to  only  those  claims,  liens  and encumbrances arising by, through and under Seller, but not otherwise. Subject to all of the terms and  provisions  of this  Agreement  and except with respect to those  matters that would  result in a breach of the special  warranty of title,
Buyer  assumes  the  risk  of  condition  of the  Properties  as set  out in the
Assignment and Bill of Sale,  including  compliance with all laws, rules, orders and regulations affecting the environment,  whether existing before, on or after the Closing  Date.  The  Assignment  and Bill of Sale from Seller to Buyer shall disclaim any warranty of merchantability or fitness for particular purpose as to the  Properties,  and Buyer shall accept the  Properties AS IS, WHERE IS, and in their present location and condition.

     (b)  Seller  is duly  qualified  to  carry on its  business  and is in good standing in each state where the nature of its business requires  qualification.
The  consummation  of the  transactions  contemplated by this Agreement will not violate or be in conflict  with (i) any  provision  of  Seller's  organizational documents, and (ii) any provision of any agreement to which Seller is a party or by which  Seller  is bound or any  judgment,  decree,  order,  statute,  rule or regulation applicable to Seller.

     (c) Seller has the power to enter into and perform this  Agreement  and the transactions  contemplated  hereby.  The execution,  delivery and performance of this  Agreement  and the  transactions  contemplated  hereby  have been duly and validly authorized by all requisite limited liability company action on the part of Seller.  This  Agreement  has been duly  executed and  delivered on behalf of
Seller and, at Closing,  all documents and instruments  required hereunder to be executed and delivered by Seller shall have been fully executed and delivered.

     (d) This  Agreement  constitutes a legal,  valid and binding  obligation of
Seller  enforceable  in  accordance  with its terms,  subject,  however,  to the effects of bankruptcy, insolvency, reorganization,  moratorium and similar laws,

                                        5

as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (e) Except as set forth in  Schedule 1 hereto,  there are no pending or, to
Seller's  knowledge,  threatened,  suits,  actions,  or other proceedings naming
Seller as a party and affecting the Properties  (including,  without limitation, any actions challenging or pertaining to Seller's title to any of the Properties and/or the effect of any environmental laws on any of the Properties). There are no suits,  actions,  or other  proceedings  pending or, to  Seller's  knowledge, threatened,  which  relate to or  affect  the  execution  and  delivery  of this
Agreement  by  Seller  or  the   consummation  by  Seller  of  the  transactions
contemplated hereby.

     (f)  Except as set forth on  Schedule  2 hereto,  there are no  outstanding
Authorizations  for  Expenditure  ("AFE's")  that  will  result in  charges  for operations  to be performed on the  Properties  on or after the  Effective  Time costing  $20,000 or more net to the interest  transferred  under this Agreement.
Seller  currently  intends  to plug the East  Pampa Unit 16W well and the Worley
Combs 406 well, and Seller shall be responsible for plugging the wells.

     (g) All ad valorem,  property,  production,  severance,  excise and similar taxes and assessments based on or measured by the ownership of the Properties or the production of  hydrocarbons  or the receipt of proceeds  therefrom that have become due and payable have been properly paid.

     (h) Except as set forth in Schedule 3 hereto, to Seller's knowledge, Seller has complied,  or has remedied any noncompliance,  with the material  provisions and  requirements of all orders,  regulations and rules issued or promulgated by all federal, tribal, state or local governmental authorities having jurisdiction in respect of the Properties  (excluding,  however,  compliance  with applicable
Environmental  Laws (as hereinafter  defined) which is exclusively dealt with in
Section 11 hereof).

     (i) None of the Properties is subject to penalties on allowables  after the
Effective Date because of  overproduction  or any violation of applicable  laws, rules or  regulations  of any  governmental  authority  which would prevent such
Property from being  entitled to its full and regular  allowable  from and after the Effective  Date, and Seller has not produced a share of gas greater than its ownership  percentage  and Seller is under no  obligation to reduce its share of production  under any gas  balancing  agreement  or  similar  contract  to allow under-produced parties to come back into balance.

9. REPRESENTATIONS OF BUYER.

     (a) Buyer is a limited liability  company duly organized,  validly existing and in good  standing  under  the  laws of the  State of  Oklahoma,  and is duly qualified to carry on its  business and is in good  standing in each state where the nature of its  business  requires  qualification.  The  consummation  of the transactions  contemplated  by this Agreement will not violate or be in conflict with  (i) any  provision  of  Buyer's  organizational  documents,  and  (ii) any provision of any  agreement to which Buyer is a party or by which Buyer is bound or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

                                        6

     (b) Buyer has the limited liability company power to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the transactions  contemplated hereby have been duly and validly  authorized by all  requisite  limited  liability  company action on the part of Buyer. This Agreement has been duly executed and delivered on behalf of Buyer and, at  Closing,  all  documents  and  instruments  required hereunder to be executed and  delivered by Buyer shall have been fully  executed and delivered.

     (c) This  Agreement  constitutes a legal,  valid and binding  obligation of
Buyer enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization,  moratorium and similar laws, as well as to  principles  of equity  (regardless  of  whether  such  enforceability  is considered in a proceeding in equity or at law.

     (d) Buyer is experienced and  knowledgeable in the oil and gas business and
is  aware  of  its  risks.   Buyer   acknowledges   that   Seller  has  made  no
representations or warranties whatsoever, express or implied, as to the reserves attributable  to the  Properties  or the  value  thereof,  except  as  otherwise specifically set forth herein,  as to the condition or state of repair of any of the Properties or as to the legal, tax or other  consequences of the transaction contemplated  by this  Agreement.  In entering  into this  Agreement,  Buyer has relied solely upon its independent  investigation  of, and judgment with respect to,  such  matters.  Buyer  understands  and  accepts  the risks and  absence of liquidity  inherent in ownership of the  Properties.  Buyer  acknowledges  that, except as otherwise  specifically set forth herein, no representations have been made by Seller regarding any environmental  conditions or physical conditions of the Properties, past or present.

     (e) Buyer has all authority  necessary to enter into this  Agreement and to perform all of its obligations hereunder.

10.  LIABILITIES AND INDEMNITIES.  AS USED IN THIS SECTION 10, THE WORD "CLAIMS"
MEANS CLAIMS, DEMANDS,  CAUSES OF ACTION,  LIABILITIES,  DAMAGES,  PENALTIES AND
JUDGMENTS  OF ANY  KIND OR  CHARACTER  AND ALL  COSTS  AND  EXPENSES,  INCLUDING
REASONABLE ATTORNEY'S FEES AND COURT COSTS INCURRED IN DEFENDING AGAINST SAME OR
TO  ENFORCE A PARTY'S  OBLIGATION  TO  INDEMNIFY  AGAINST  SAME,  IN  CONNECTION
THEREWITH.

     (A) EXCEPT AS PROVIDED IN SECTION  10(C),  FROM AND AFTER THE CLOSING DATE,
BUYER  SHALL  ASSUME,  BE  RESPONSIBLE  FOR  AND  COMPLY  WITH  ALL  DUTIES  AND
OBLIGATIONS  OF  SELLER,  EXPRESS OR  IMPLIED,  WITH  RESPECT TO THE  PROPERTIES
INCLUDING,  WITHOUT  LIMITATION,  THOSE ARISING UNDER OR BY VIRTUE OF ANY LEASE,
ASSIGNMENT OF LEASE, CONTRACT,  AGREEMENT,  DOCUMENT, PERMIT, APPLICABLE STATUTE
OR  RULE,  REGULATION  OR  ORDER  OF ANY  GOVERNMENTAL  AUTHORITY,  SPECIFICALLY
INCLUDING,  WITHOUT LIMITATION, ANY GOVERNMENTAL REQUEST OR REQUIREMENT TO PLUG,
RE-PLUG AND/OR ABANDON ANY WELL OF WHATSOEVER TYPE, STATUS OR CLASSIFICATION, OR
TO TAKE ANY CLEAN-UP, POLLUTION,  ENVIRONMENTAL, OR OTHER ACTION WITH RESPECT TO

                                        7

THE  PROPERTIES,  AND SHALL  DEFEND,  INDEMNIFY AND HOLD SELLER AND ITS MEMBERS,
MANAGERS,  AFFILIATES,  SUBSIDIARIES,  MANAGERS, OFFICERS, AGENTS, EMPLOYEES AND
CONTRACTORS  HARMLESS  FROM ANY AND ALL  CLAIMS IN FAVOR OF ANY PERSON OR ENTITY
(INCLUDING  WITHOUT  LIMITATION  EMPLOYEES  OF  BUYER) IN  CONNECTION  THEREWITH
REGARDLESS  OF WHEN THE DUTY OR  OBLIGATION  AROSE,  EXCEPT  AS IS  PROVIDED  IN
SECTION 10(C).

     (B) EXCEPT AS PROVIDED IN SECTION 10(C), BUYER SHALL BE RESPONSIBLE FOR AND
SHALL  DEFEND,   INDEMNIFY   AND  HOLD  SELLER  AND  ITS  MEMBERS,   AFFILIATES,
SUBSIDIARIES,  MANAGERS,  OFFICERS,  AGENTS,  EMPLOYEES AND CONTRACTORS HARMLESS
FROM ANY AND ALL CLAIMS  ARISING,  DIRECTLY OR INDIRECTLY IN FAVOR OF ANY PERSON
OR ENTITY  (INCLUDING  WITHOUT  LIMITATION  EMPLOYEES OF BUYER AND  GOVERNMENTAL
ENTITIES)  ARISING OUT OF OR IN CONNECTION  WITH THE OPERATIONS ON OR PERTAINING
TO THE PROPERTIES ON AND AFTER THE CLOSING DATE FOR PERSONAL  INJURY OR DEATH OR
DAMAGE TO  PROPERTY,  OR FOR ANY  OTHER  RELIEF  (INCLUDING  CLAIMS  RELATED  TO
POLLUTION OR ENVIRONMENTAL HAZARDS AND LIABILITIES ARISING PRIOR TO ON, OR AFTER
THE CLOSING DATE), ARISING DIRECTLY OR INDIRECTLY FROM, OR INCIDENT TO, THE USE,
OCCUPATION,  OPERATION,  MAINTENANCE  OR  ABANDONMENT  OF ANY PART OR ALL OF THE
PROPERTIES, WHETHER LATENT OR PATENT, AND WHETHER ARISING FROM OR CONTRIBUTED TO
BY THE SOLE OR  CONCURRENT  NEGLIGENCE,  FAULT BY STATUTE,  RULE OR  REGULATION,
STRICT  LIABILITY,  OR  OTHER  FAULT  OF  SELLER  OR  ITS  MEMBERS,  AFFILIATES,
SUBSIDIARIES,  MANAGERS, OFFICERS, AGENTS, EMPLOYEES OR CONTRACTORS AND ASSERTED
AGAINST BUYER AND/OR SELLER.

     (C) SUBJECT TO THE  PROVISIONS  OF SECTION  10(D)  HEREOF,  SELLER SHALL BE
RESPONSIBLE  FOR AND SHALL DEFEND,  INDEMNIFY AND HOLD BUYER AND ITS AFFILIATES,
SUBSIDIARIES,  OFFICERS,  PARTNERS,  AGENTS, EMPLOYEES, AND CONTRACTORS HARMLESS
FROM ANY AND ALL CLAIMS ARISING DIRECTLY OR INDIRECTLY IN FAVOR OF ANY PERSON OR
ENTITY  (INCLUDING,  WITHOUT  LIMITATION,  EMPLOYEES OF SELLER AND  GOVERNMENTAL
ENTITIES)  OUT OF OR IN CONNECTION  WITH (i) THE  OPERATIONS ON OR PERTAINING TO
THE  PROPERTIES  FOR THE  PERIOD  FROM THE  DATE  SELLER  ACQUIRED  TITLE TO THE

                                        8

PROPERTIES  TO THE  CLOSING  DATE FOR  PERSONAL  INJURY  OR DEATH OR  DAMAGE  TO
PROPERTY   (EXCLUDING  CLAIMS  RELATED  TO  PLUGGING  OF  WELLS,   POLLUTION  OR
ENVIRONMENTAL  HAZARDS AND  LIABILITIES  WHICH ARE COVERED BY THE  PROVISIONS OF
SECTIONS 10(A) AND (B) HEREOF), ARISING DIRECTLY OR INDIRECTLY FROM, OR INCIDENT
TO, THE USE,  OCCUPATION,  OPERATION,  MAINTENANCE OR ABANDONMENT OF ANY PART OR
ALL OF THE  PROPERTIES,  WHETHER LATENT OR PATENT,  AND WHETHER  ARISING FROM OR
CONTRIBUTED TO BY THE SOLE OR CONCURRENT  NEGLIGENCE,  FAULT BY STATUTE, RULE OR
REGULATION,  STRICT  LIABILITY,  OR  OTHER  FAULT  OF  SELLER  OR  ITS  MEMBERS,
AFFILIATES,  SUBSIDIARIES,  MANAGERS, OFFICERS, AGENTS, EMPLOYEES OR CONTRACTORS
AND ASSERTED AGAINST BUYER AND/OR SELLER (OR BUYER'S  AFFILIATES,  SUBSIDIARIES,
PARTNERS,  OFFICERS, AGENTS, EMPLOYEES OR CONTRACTORS),  AND (ii) THE PRODUCTION
OR SALE OF HYDROCARBONS  FROM THE PROPERTIES AND INVOLVING THE PROPER ACCOUNTING
OR  PAYMENT  (x) TO  PARTIES  FOR THEIR  INTEREST  THEREIN,  INCLUDING,  WITHOUT
LIMITATION, ROYALTY AND OTHER WORKING INTEREST OWNERS, (y) TAXES ATTRIBUTABLE TO
THE  PROPERTIES  AND  PRODUCTION  FROM OR  ATTRIBUTABLE  THERETO,  AND (z) LEASE
OPERATING  EXPENSES  ATTRIBUTABLE TO SELLER'S INTEREST IN AND TO THE PROPERTIES,
INSOFAR  AS SUCH  CLAIMS  RELATE TO  PERIOD  OF TIME  FROM THE DATE THAT  SELLER
ACQUIRED TITLE TO THE PROPERTIES TO THE CLOSING DATE. BUYER SHALL BE RESPONSIBLE
FOR ALL OF SAID TYPES OF CLAIMS  UNDER  CLAUSE  (ii)  INSOFAR AS THEY  RELATE TO
PERIODS OF TIME PRIOR TO THE DATE THAT SELLER  ACQUIRED  TITLE TO THE PROPERTIES
AND FROM AND AFTER THE CLOSING DATE, AND BUYER SHALL DEFEND,  INDEMNIFY AND HOLD
SELLER HARMLESS FROM ANY AND ALL OF SUCH CLAIMS.

     (D) ALL  AGREEMENTS  AND  INDEMNITIES  SET FORTH IN THIS  SECTION  10 SHALL
SURVIVE  THE  EXECUTION  AND  DELIVERY  OF THE  ASSIGNMENTS  AND  BILLS  OF SALE
CONTEMPLATED HEREBY AND THE CLOSING AS OTHERWISE SET FORTH IN SECTION 26 HEREOF.

                                        9

11. REVIEW PERIOD AND DEFECTS.

     (a) Upon the execution of this Agreement, Buyer, or Buyer's representative, shall  have the  right to  examine  and  photocopy,  but not  take,  the Data in
Seller's offices during normal business hours. All such information is furnished to Buyer solely as a courtesy, and, except as otherwise set forth herein, Seller makes no representations or warranties  concerning its accuracy or completeness, and assumes no liability for any use by Buyer whatsoever. Buyer shall have until
November 1, 2011 as of 5:00 pm (C.D.T.)  where the  Properties  are located (the
"Defect  Date") to review and inspect the Properties and to notify Seller of any
Defect  (as  defined  below).   Such  notice  shall  be  in  writing  and  shall
sufficiently describe the Defect and the Properties affected.  During the review period,  upon not less than two business days prior notice to Seller,  Buyer may review all the Data, inspect all of the Equipment, and may go upon the Leases at its own risk to do so. Buyer agrees to hold  harmless and  indemnify  Seller for any  damages or injury of any kind  incurred  by any party as the result of such inspection  regardless of whether such damage or injury results,  in whole or in part,  from  the  sole or  concurrent  negligence,  fault  by  statute,  rule or regulation,  strict liability or other fault of Seller.  Buyer shall have access to and copies of  standard  financial  information  relating  to the  Properties including joint interest billing reports,  lease operating expenses,  production volumes and other similar information  normally available in connection with the physical  operation of the Properties  (including,  but not limited to, division orders,  checks and, in the event of an audit, other Property related documents, as necessary).

     (b) The term "Defect" as used herein shall mean the following:

          (i) Seller's ownership of the Properties is such that, with respect to a property  listed on Exhibit  "A-1" hereto,  it clearly (A) entitles  Seller to receive a decimal share of the oil, gas and other hydrocarbons produced from, or allocated to, such property which is less than the net revenue  interest decimal share set forth on Exhibit  "A-1",  (B) causes  Seller to be obligated to bear a working interest decimal share of the cost of operation of such property greater than the  decimal  share set forth on Exhibit  "A-1"  (without  a  proportionate increase in the share of  production to which Seller is entitled to receive from such property);

          (ii) Seller's  ownership of the  Properties is subject to a lien other than (A) liens which will be released at or before Closing, (B) a lien for taxes not yet  delinquent,  or (C) a lien  under an  operating  agreement  or  similar agreement which relates to expenses incurred which but not yet due;

          (iii)   Seller's   ownership  of  the   Properties  is  subject  to  a
preferential  right to purchase,  unless an appropriate tender of the applicable interest has been made by Seller to the party  holding such right and the period of time required for such party to exercise such right has expired  without such party exercising such right;

          (iv) A Property is affected  by any suit,  action or other  proceeding before any court or  government  agency that would result in a material  loss or impairment of Seller's title to any portion of the Property, or a portion of the value thereof; and

                                       10

          (v) The  Properties  are, or one or more  Property is, in violation of
Environmental Laws.

          (vi) As used in this Agreement,  the term  "Environmental  Laws" means any and all  applicable  laws  pertaining  to human  health or  conservation  or protection of the environment,  wildlife,  or natural resources in effect in any and all  jurisdictions in which the Properties are located,  including,  without limitation,  the Clean Air Act, as amended,  the Federal Water Pollution Control
Act, as amended,  the Safe  Drinking  Water Act, as amended,  the  Comprehensive
Environmental  Response,  Compensation and Liability Act, as amended ("CERCLA"), the Superfund  Amendments and  Reauthorization Act of 1986, as amended ("SARA"), the Resource  Conservation and Recovery Act, as amended ("RCRA"),  the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control
Act,  as  amended,  and the  Occupational  Safety  and  Health  Act,  as amended
("OSHA"),  and any applicable state,  tribal, or local  counterparts.  The terms
"hazardous  substance",  "release",  and  "threatened  release"  shall  have the meanings  specified in CERCLA;  the terms "solid waste,"  "hazardous waste," and
"disposal" shall have the meanings set out in RCRA; provided,  however,  that to the  extent  the laws of the  state in which  the  Properties  are  located  are applicable and have established a meaning for "hazardous substance",  "release",
"threatened release",  "solid waste",  "hazardous waste", and "disposal" that is broader than that specified in CERCLA or RCRA,  such broader meaning shall apply with respect to the matters covered by such laws.

     (c) If Buyer  fails to notify  Seller in writing by the Defect  Date of any such Defect, the Defect will be deemed waived, Seller shall be released from any liability  therefor,  the parties shall  proceed with  Closing,  Seller shall be under no  obligation  to correct the Defect,  and Buyer shall  assume the risks, liability and obligations  associated  with such Defect.  Seller may, but is not obligated,  to cure any Defect within ten (10) days after Seller receives timely written  notice of the  Defect.  If Seller  fails to cure the Defect by the time required,  Buyer may terminate  this  Agreement by providing  written  notice to
Seller within five (5) days after the time by which Seller must cure the Defect.
If Buyer  terminates this Agreement for Seller's  failure to cure a Defect,  the
Deposit shall be refunded to Buyer.

12. SELLER'S  DISCLAIMERS.  EXCEPT FOR SELLER'S SPECIAL WARRANTY OF TITLE TO THE
PROPERTIES AND AS OTHERWISE  SPECIFICALLY  SET FORTH IN THIS  AGREEMENT,  SELLER
SELLS AND  TRANSFERS THE  PROPERTIES TO BUYER WITHOUT ANY EXPRESS,  STATUTORY OR
IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WARRANTIES RELATING TO
(i) THE CONDITION OR MERCHANTABILITY  OF THE PROPERTIES,  OR (ii) THE FITNESS OF
THE PROPERTY FOR A PARTICULAR  PURPOSE.  BUYER HAS INSPECTED,  OR BEFORE CLOSING
WILL HAVE INSPECTED OR BEEN GIVEN THE OPPORTUNITY TO INSPECT, THE PROPERTIES AND
IS SATISFIED AS TO THE PHYSICAL AND  ENVIRONMENTAL  CONDITION  (BOTH SURFACE AND
SUBSURFACE)  OF THE PROPERTY AND OFFSITE  LOCATIONS AND ACCEPTS THE PROPERTY "AS
IS",  "WHERE IS", AND "WITH ALL FAULTS."  EXCEPT AS OTHERWISE  SET FORTH IN THIS
AGREEMENT,  SELLER MAKES NO WARRANTY OR  REPRESENTATION,  EXPRESS,  STATUTORY OR
IMPLIED,  AS TO (i) THE  ACCURACY,  COMPLETENESS,  OR  MATERIALITY  OF ANY DATA,
INFORMATION  OR RECORDS  FURNISHED TO BUYER IN CONNECTION  WITH THE  PROPERTIES;

                                       11

(ii) THE QUALITY AND QUANTITY OF HYDROCARBON  RESERVES (IF ANY)  ATTRIBUTABLE TO
THE  PROPERTIES;  (iii) THE  ABILITY OF THE  PROPERTY  TO PRODUCE  HYDROCARBONS,
INCLUDING WITHOUT  LIMITATION  PRODUCTION RATES,  DECLINE RATES AND RECOMPLETION
OPPORTUNITIES; (iv) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS
OR PROFITS, IF ANY, TO BE DERIVED FROM THE PROPERTIES,  OR (v) THE ENVIRONMENTAL
CONDITION OF THE PROPERTY.  SELLER DISCLAIMS ANY LIABILITY ARISING IN CONNECTION
WITH  ANY  ENVIRONMENTALLY  HAZARDOUS  SUBSTANCES  OR  CONDITIONS  OR  NATURALLY
OCCURRING  RADIOACTIVE  MATERIALS  ON OR  RELATED TO THE  PROPERTIES  OR OFFSITE
LOCATIONS.  ANY AND ALL DATA,  INFORMATION OR OTHER RECORDS  FURNISHED BY SELLER
ARE  PROVIDED TO BUYER AS A  CONVENIENCE  AND BUYER'S  RELIANCE ON OR USE OF THE
SAME IS AT BUYER'S SOLE RISK.

13.  TAXES.  Severance  and  other  taxes  on  production  attributable  to  the
Properties shall be the obligation of the party entitled to such production. All ad valorem  taxes  assessed  against the  Properties  shall be prorated  between
Seller  and Buyer as of the  Closing  Date.  Any refund of tax  attributable  to periods  prior to the  Closing  Date  received  by Buyer shall be paid to Seller within 30 days of receiving such refund. Buyer agrees that it will not take, for income tax  purposes or  otherwise,  any  position  inconsistent  with  Seller's allocation of the Purchase Price between real and personal property.

14. POST CLOSING  ADJUSTMENTS.  If  necessary,  not later than 60 days after the
Closing,  Seller shall  prepare and deliver to Buyer,  in  accordance  with this
Agreement and generally  accepted  accounting  principles,  a statement  ("Final
Settlement  Statement")  setting  forth each  adjustment or payment that was not finally  determined  as of the  Closing  and  showing  the  calculation  of such adjustments.  As soon as  practicable  after  receipt  of the  Final  Settlement
Statement but not later than 15 days after such receipt,  Buyer shall deliver to
Seller a written  report  containing  any changes that Buyer proposes be made to the Final  Settlement  Statement.  The  parties  shall  undertake  to agree with respect to the amounts due pursuant to such Final Settlement  Statement no later than 90 days after the  Closing  Date.  The date upon which  such  agreement  is reached or upon which the final Purchase Price is  established,  shall be herein called the "Final  Settlement Date." Payment by Buyer or Seller, as appropriate, shall be made within 10 days after the Final Settlement Date.

15.  INTERIM  OPERATIONS.  Seller  covenants that from the date hereof until the
Closing,  except as  expressly  provided  herein or  otherwise  consented  to in writing by Buyer, Seller will:

     (a) not (i)  operate or in any manner  deal with,  incur  obligations  with respect to, or undertake any transactions relating to, the Properties except (1)
in the normal, usual and customary manner for a reasonable and prudent operator,
(2) of a nature  and in an amount  consistent  with prior  practice,  (3) in the ordinary and regular course of business of owning and operating the Properties;

                                       12

     (b) not (i) sell,  dispose of, encumber,  relinquish or otherwise  alienate any of the Properties;  (ii) waive, compromise or settle any right or claim that would have a material adverse effect on the ownership, operation or value of any of the  Properties  after the Effective  Time; or (iii) commit to any operation, services or related  activities,  which would or could reasonably be expected to require future expenditures (capital, maintenance,  expense or otherwise) of the
Properties  in excess of  $25,000  as to  Seller's  interest  in any  particular
Property, or terminate,  materially amend or extend any agreements affecting the
Properties, or allow any of the Leases to lapse, terminate, or otherwise expire, without the consent of Buyer, which consent shall not be unreasonably  withheld;
and

16. CONDITIONS OF CLOSING.

     (a) Seller's obligation to consummate the transactions  provided for herein is subject to the satisfaction or waiver of the following conditions:

          (i) The  representations  by Buyer contained in Section 9 hereof shall be true and  correct in all  material  respects on the date of Closing as though made on and as of the Closing.

          (ii)  Buyer  shall  have  performed  in  all  material   respects  the
obligations,  covenants and agreements  hereunder to be performed by Buyer at or prior to the Closing.

          (iii)  No  suit,  action  or other  proceeding  by a third  party or a
governmental   authority  shall  be  pending  as  of  the  Closing  which  seeks substantial  damages,  fines,  penalties  or other  relief from either  party in connection with the Interests,  or which seeks to restrain,  enjoin or otherwise prohibit the consummation of the transaction  contemplated by this Agreement. In particular,  neither state nor federal statute,  rule,  regulation or action nor judicial  or  administrative  decision  shall have been  entered  (whether  on a preliminary  or final  basis),  that  would  prohibit,  restrict  or  delay  the consummation of the  transaction  contemplated by this Agreement or make illegal any payments due hereunder.

          (iv) Closing shall have occurred by December 15, 2011.

          (v) Seller  shall have  obtained  shareholder  and board of  directors
approval  from  each   corporation  of  this   Agreement  and  the   transaction
contemplated by this Agreement.

     (b) Buyer's  obligation to consummate the transactions  provided for herein is subject to the satisfaction or waiver of the following conditions:

          (i) The  representations by Seller contained in Section 8 hereof shall be true and  correct in all  material  respects on the date of Closing as though made on and as of the Closing.

          (ii)  Seller  shall  have  performed  in  all  material  respects  the obligations,  covenants and agreements hereunder to be performed by Seller at or prior to the Closing.

                                       13

          (iii)  No  suit,  action  or other  proceeding  by a third  party or a
governmental   authority  shall  be  pending  as  of  the  Closing  which  seeks substantial  damages,  fines,  penalties  or other  relief from either  party in connection with the Interests,  or which seeks to restrain,  enjoin or otherwise prohibit the consummation of the transaction  contemplated by this Agreement. In particular,  neither state nor federal statute,  rule,  regulation or action nor judicial  or  administrative  decision  shall have been  entered  (whether  on a preliminary  or final  basis),  that  would  prohibit,  restrict  or  delay  the consummation of the  transaction  contemplated by this Agreement or make illegal any payments due hereunder.

17. OPERATIONS LIABILITY.  Buyer agrees to comply with all laws and governmental regulations  with  respect  to  the  ownership  of  and  all  operations  on the
Properties,  including  abandonment  of wells,  the compliance  with  Applicable
Environmental  Law and regarding  inactive or unplugged wells including  bonding requirements  (for  which  Buyer  shall  provide  Seller  copies of  appropriate documentation prior to Closing),  and surface work as specified in the Leases or applicable law or regulation.

18. DEFAULT AND REMEDIES.

     (A) SELLER'S REMEDIES.

     Upon failure of Buyer to comply  herewith by the Closing Date,  Seller,  at its sole option,  may receive the Deposit and all interest  accrued thereon from the Escrow Agent as a liquidated damage and not as a penalty, and terminate this
Agreement,  as Seller's sole and exclusive remedies for such default,  all other remedies being expressly  waived by Seller.  If the transaction  contemplated by this Agreement fails to close or is terminated for any other reason, the Deposit together with all interest accrued thereon shall be returned to Buyer.

     (B) BUYER'S REMEDIES.

     Upon failure of Seller to comply  herewith by the Closing Date,  Buyer,  at its sole option,  may enforce specific  performance or terminate this Agreement.
In the event Buyer elects to terminate this Agreement as set forth above,  Buyer shall be entitled to receive from the Escrow Agent the Deposit together with all interest accrued thereon.

     (C) EFFECT OF TERMINATION.

     In the event of termination  of this  Agreement  under this Section 19, the transaction  shall not close and neither Buyer nor Seller shall have any further obligations,  remedies,  liabilities,  rights or duties to the other  hereunder, except as expressly provided herein.

                               GENERAL PROVISIONS

19.  TERMINATION  PERIOD.  If the Closing has not occurred on or before December
15, 2011 this Agreement shall  automatically  terminate  unless Seller and Buyer agree in writing to an extension.

                                       14

20. AMENDMENT. This Agreement may be amended only by written instrument executed by both Seller and Buyer.

21.  DISPUTES.  The  parties  agree to  negotiate  in good faith in an effort to resolve any dispute  related to this  Agreement  that may arise.  If the dispute cannot be  resolved  by  negotiation,  the  parties  will  submit the dispute to mediation in Amarillo,  Texas before  resorting to  litigation  and will equally share the cost of a mutually acceptable mediator. .

22.  BROKERS.  Each party hereto  indemnifies the other against any liability or expense for brokerage fees,  finder's fees, agent's commissions or other similar forms of compensation incurred by the indemnifying party in connection with this
Agreement or any transaction contemplated hereby.

23.  NOTICES.  Any notice,  request,  demand,  statement or other  communication required or permitted  hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by courier,  or mailed by certified mail,  return receipt  requested,  when actually  received,  and may be given as follows:

     If to Seller:
                   Gryphon Production Company, LLC
                   216 South Price Road
                   Pampa, TX  79065
                   Attention:  Mr. Max Grant
                   (806) 688-9697  - Telephone
                   (806) 688-9316  - Facsimile
                   pampatx08@yahoo.com - Email

     If to Buyer:
                   LCB Resources
                   406 N. Main Street
                   Kingfisher, OK  73750-2322
                   Attention:  Mr. Lenard Briscoe
                   (405) 375.3700 - Telephone
                   (___) ___.____ - Facsimile
                   ____________________ - Email

Or to such other  address as such party may  designate  by ten (10) days advance written notice to the other party.

24. EXPENSES.  Each party shall be solely  responsible for expenses  incurred in connection with this Agreement and shall not be entitled to reimbursement by the other party.  Notwithstanding  the  foregoing,  if  arbitration  is entered into
pursuant  hereto,   the  prevailing  party  may  be  ordered  to  reimburse  the non-prevailing party its costs and expenses of arbitration.

                                       15

25.  SURVIVAL.  The  representations  and warranties  made by Seller in Sections
8(e)-(i)   of  this   Agreement   shall   terminate   at   Closing.   All  other
representations,  warranties,  covenants  and  obligations  of Seller under this
Agreement  shall  survive  Closing  for a period  of six (6)  months  after  the
Closing.  The  representations,  warranties,  covenants and obligations of Buyer under this Agreement shall indefinitely survive the Closing.

26. ENTIRE  AGREEMENT.  This Agreement,  and the Exhibits and Schedules  hereto, which are listed  below,  constitute  the entire  agreement  between the parties hereto and supersede all prior agreements, negotiations and understandings.

     Exhibit "A"   -  Leases
     Exhibit "A-2" -  Wells/Proration Schedule
     Exhibit "B"   -  Equipment
     Exhibit "C"   -  Land
     Exhibit "D"   -  Assignment and Bill of Sale
     Schedule 1    -  Lawsuits, Actions or Other Proceedings
     Schedule 2    -  Outstanding AFE's
     Schedule 3    -  Compliance Matters
     Schedule 4    -  Contracts and Surface Agreements

27.  GOVERNING LAW. This Agreement  shall be interpreted in accordance  with the laws of the State of Texas.

     IN WITNESS  WHEREOF,  the  Agreement has been executed as of the date first above written.

                            [SIGNATURE PAGES FOLLOW]

                                       16

                                        SELLER:

                                        GRYPHON PRODUCTION COMPANY,  LLC

                                        By: /s/ Max Grant
                                            ------------------------------------
                                            Max Grant
                                            President

                                       17

                                         BUYER:

                                         LCB RESOURCES

                                         By: /s/ L. Charles Briscoe
                                             -----------------------------------
                                             L. Charles Briscoe
                                             Member

                                       18

                                   EXHIBIT "A"

                                     LEASES

1. MERTEN H.H.

        Lease Date:  June 26, 1924
        Lessor:      H. H. Merten, et al
        Lessee:      Farish, Watts, Collins and Crosby
        Recording:   Volume 26, Page 447, Deed Records of Gray County, Texas
        Description: All of the South 240 acres of the N/2 of Section 87, Block
                     3, I&GN Ry. Co. Survey, Gray County, Texas
                          Note: Lease  being  subject  to  an  amendment   dated
                                January  26,  1940,  by  and  between  Clara  H.
                                Hughes,   et  al,  and  Humble  Oil  &  Refining
                                Company,  being recorded in Volume 80, Page 370,
                                of the Deed  Records,  Gray County,  Texas,  and
                                further  being   amended   September  23,  1957,
                                between  Edna  Merten,  et al,  and Humble Oil &
                                Refining Company,  being recorded in Volume ___,
                                Page ___, Deed Records,  Gray County, Texas, and
                                amended  August 5, 1963, by Walter A.  Snideman,
                                et al, and Humble Oil & Refining Company,  being
                                recorded in Volume 264,  Page 115, Deed Records,
                                Gray County, Texas.

2. FEE LAND #227

     a. Lease Date:  January 29, 1990
        Lessor:      Mobil Producing Texas & New Mexico, Inc.
        Lessee:      Caldwell Production Co., Inc.
        Recording:   Volume 603, Page 623, Deed Records, Gray County, Texas
        Description: All of Section 10 in Block 3, I&GN Railroad Co. Survey,
                     Gray County, Texas

     b. Lease Date:  January 29, 1990
        Lessor:      Mobil Producing Texas & New Mexico, Inc.
        Lessee:      Caldwell Production Co., Inc.
        Recording:   Volume 603, Page 628, Deed Records, Gray County, Texas
        Description: All of Section 11 in Block 3, I&GN Railroad Co. Survey,
                     Gray County, Texas

                                       19

     c. Lease Date:  January 29, 1990
        Lessor:      Mobil Producing Texas & New Mexico, Inc.
        Lessee:      Caldwell Production Co., Inc.
        Recording:   Volume 603, Page 633, Deed Records, Gray County, Texas
        Description: All of Section 14 in Block 3, I&GN Railroad Co. Survey,
                     Gray County, Texas

     d. Lease Date:  January 29, 1990
        Lessor:      Mobil Producing Texas & New Mexico, Inc.
        Lessee:      Caldwell Production Co., Inc.
        Recording:   Volume 603, Page 638, Deed Records, Gray County, Texas
        Description: All of Section 15 in Block 3, I&GN Railroad Co. Survey,
                     Gray County, Texas

3. EAST PAMPA UNIT

     a. Lease  Date: May 5, 1924
        Lessor:      Phebe A.  Worley,  a widow
        Lessee:      C. H. Clark
        Recording:   Volume 1, Page 455, Deed Records, Gray County, Texas
        Description: Tract No. 5 - East Pampa Unit NE/4, Section 63, Block 3,
                     I&GN RR Co. Survey, Gray County, Texas

     b. Lease Date:  June 24, 1924
        Lessor:      W. W. Merten & wife, Abbie Merten, and P. P. Merten and
                     wife, Lena Merten
        Lessee:      F. N. Shriver
        Recording:   Volume 2, Page 218, Deed Records, Gray County, Texas
        Description: Part of Tract No. 1 - East Pampa Unit NW/4,  Section  82,
                     Block  3,  I&GN  RR Co. Survey, Gray County,  Texas
                     INSOFAR AND ONLY INSOFAR as said lease covers the
                     above-described lands

     c. Lease Date:  January 2, 1926
        Lessor:      W. W. Merten & wife, Abbie Merten, and P. P. Merten and
                     wife, Lena Merten
        Lessee:      J. M. Baldridge
        Recording:   Volume 2, Page 232, Deed Records, Gray County, Texas
        Description: Part of Tract No. 1 - East Pampa Unit SW/4, Section 81,
                     Block 3, I&GN RR Co. Survey, Gray County, Texas

                                       20

     d. Lease Date:  May 18, 1938
        Lessor:      Abbie E.  Merten,  Guardian
        Lessee:      Sinclair Prairie Oil Company
        Recording:   Volume 75, Page 106, Deed Records, Gray County, Texas
        Description: Part of Tract 1 - East Pampa Unit SW/4, Section 81,
                     Block 3, I&GN RR Co. Survey, Gray County, Texas

     e. Lease Date:  December 28, 1923
        Lessor:      J. T. Benten and Margare A. Benton, husband and wife
        Lessee:      F. W. Dillard
        Recording:   Volume 2, Page 163, Deed Records, Gray County, Texas
        Description: Tract No. 4 - East Pampa Unit E/2 NW/4, Section 63,
                     Block 3, I&GN RR Co. Survey, Gray County, Texas

     f. Lease Date:  June 24, 1924
        Lessor:      W. W. Merten & wife, Abbie Merten, and P. P. Merten and
                     wife, Lena Merten
        Lessee:      F. N. Shriver
        Recording:   Volume 2, Page 218, Deed Records, Gray County, Texas
        Description: Part of Tract No. 1 - East Pampa Unit W/2 NE/4,  Section
                     82,  Block 3, I&GN RR Co. Survey, Gray County,  Texas
                     INSOFAR AND ONLY INSOFAR as said lease covers the above-
                     described lands

     g. Lease Date:  June 24, 1924
        Lessor:      W. W. Merten & wife, Abbie Merten, and P. P. Merten and
                     wife, Lena Merten
        Lessee:      F. N. Shriver
        Recording:   Volume 2, Page 218, Deed Records, Gray County, Texas
        Description: Tract Nos. 2 & 6 - East Pampa Unit E/2 NE/4 and S/2,
                     Section 82, Block 3, I&GN RR Co. Survey, Gray County, Texas
                     INSOFAR AND ONLY  INSOFAR as said  lease  covers the
                     above-described  lands and INSOFAR AND ONLY INSOFAR as said lease  covers  the  Brown Dolomite rights under said lands

                                       21

     h. Lease Date:    June 24, 1924
        Lessor:        J. T. Benton and wife, M. A. Benton
        Lessee:        T. H. Pyle
        Recording:     Volume 26, Page 459, Deed Records, Gray County, Texas
        Description:   Tract No. 3 - East Pampa Unit W/2 NW/4,  Section 63,
                       Block 3, I&GN RR Co. Survey, Gray County,  Texas
                       INSOFAR AND ONLY INSOFAR as said lease covers the Brown
                       Dolomite rights under said lease

     i. Lease Date:    June 23, 1917
        Lessor:        C. W. Turman
        Lessee:        Empire Gas and Fuel Company
        Recording:     Volume 1, Page 145, Deed Records, Gray County, Texas
        Description:   Tract No. 10 - East Pampa Unit SE/4, Section 63, Block 3,
                       I&GN RR Co. Survey, Gray County, Texas
                       INSOFAR  AND  ONLY  INSOFAR  as  said  lease covers the
                       above-described lands and INSOFAR AND ONLY  INSOFAR as
                       said  lease  covers the Brown Dolomite rights under said
                       lands

     j. Lease Date:    June 21, 1923
        Lessor:        J. T. Benton and wife, M. A.
        Benton Lessee: Carl L. Mayer
        Recording:     Volume 1, Page 417, Deed Records, Gray County, Texas
        Description:   Tract Nos. 7, 8 & 9 - East Pampa Unit SW/4, Section 63,
                       Block 3, I&GN RR Co. Survey, Gray County, Texas
                       INSOFAR  AND  ONLY  INSOFAR  as  said  lease covers the
                       Brown Dolomite rights under said lease

4. WORLEY COMBS

     a. Lease Date:    April 18, 1974
        Lessor:        Frank M. Carter
        Lessee:        Gulf Oil Corporation
        Recording:     Volume 362, Page 46, Deed Records, Gray County, Texas
        Description:   SW/4, Section 58, Block 3, I&GN RR Co. Survey,
                       Gray County, Texas

     b. Lease Date:    April 23, 1974
        Lessor:        Mabel Dee Reynolds
        Lessee:        Gulf Oil Corporation
        Recording:     Volume 362, Page 42, Deed Records, Gray County, Texas

                                       22

     c. Lease Date:  April 18, 1974
        Lessor:      Inez Carter
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 362, Page 44, Deed Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     d. Lease Date:  April 23, 1974
        Lessor:      Wiley Reynolds,  Jr., et al
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 366, Page 582, and Volume 406, Page 670, Deed
                     Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     e. Lease Date:  April 23, 1974
        Lessor:      Hope Reynolds, H. M. Reynolds and Henry C. Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 366, Page 584; Volume 366, Page 589; and Volume 366,
                     Page 580;  Deed  Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     f. Lease Date:  April 23, 1974
        Lessor:      Ruth Osborne
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 366, Page 587, Deed Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     g. Lease Date:  April 23, 1974
        Lessor:      Albert  Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 366, Page 591, Deed Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     h. Lease Date:  April 23, 1974
        Lessor:      Wiley Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 366, Page 593, Deed Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

                                       23

     i. Lease Date:  April 23, 1974
        Lessor:      David  Earnest  Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 367, Page 183, and Volume 406, Page 667, Deed
                     Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     j. Lease Date:  April 23, 1974
        Lessor:      Jennifer Lynne Reed
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 367, Page 380, and Volume 406, Page 679, Deed
                     Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     k. Lease Date:  April 23, 1974
        Lessor:      Julia K. Reynolds (Humburg)
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 367, Page 377, and Volume 406, Page 673, Deed
                     Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     l. Lease Date:  April 23, 1974
        Lessor:      Burton Dan Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 367, Page 375, and Volume 406, Page 676, Deed
                     Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     m. Lease Date:  April 23, 1974
        Lessor:      Noel Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 373, Page 140, Deed Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

5. T. D. LEWIS "A"

     a. Lease Date:  March 29, 1921
        Lessor:      T. D. Lewis
        Lessee:      J. B. Martin
        Recording:   Volume 21, Page 27
        Description: INSOFAR as the lease  covers the NW/4 of the NE/4 of
                     Section  6,  Block 23,  Cert.  #1727,  BS&F Railway Survey,
                     Hutchinson County, Texas

                                       24

     b. Lease Date:  March 29, 1921
        Lessor:      T. D. Lewis and Vida Lewis
        Lessee:      J. B. Martin Recording: Volume 21, Page 37
        Description: INSOFAR as the lease  covers the NW/4 of the NE/4 of
                     Section  6,  Block 23,  Cert.  #1727,  BS&F Railway Survey,
                     Hutchinson County, Texas

6. MOORE

        Lease Date:  April 12, 1935
        Lessor:      E. J. Moore
        Lessee:      L. W. Timms
        Recording:   Volume 68, Page 168
        Description: NW/80, in form of a square, Section 21, Block M-21, T C Ry.
                     Co. Hutchinson County, Texas

7. TIMMS

     a. Lease Date:  March 29, 1921
        Lessor:      T. D. Lewis
        Lessee:      J. B. Martin
        Recording:   Volume 21, Page 27
        Description: INSOFAR as the lease  covers the W/2 of the NE/4 of
                     Section 5, Block 23,  BS&F  Railway  Survey, Hutchinson
                     County, Texas

     b. Lease Date:  March 29, 1921
        Lessor:      T. D. Lewis and Vida Lewis
        Lessee:      J. B. Martin
        Recording:   Volume 21, Page 37
        Description: INSOFAR as the lease  covers the W/2 of the NE/4 of
                     Section 5, Block 23,  BS&F  Railway  Survey, Hutchinson
                     County, Texas

     c. Lease Date:  March 29, 1921
        Lessor:      T. D. Lewis and Vida Lewis
        Lessee:      J. B. Martin
        Recording:   Volume 22, Page 393
        Description: INSOFAR as the lease  covers the W/2 of the NE/4 of
                     Section 5, Block 23,  BS&F  Railway  Survey, Hutchinson
                     County, Texas (Correcting NW/4 to NE/4)

                                       25

Exhibit "A-1"

Leases

	Lease Name	RRC Lease #	WI	NRI
1.	East Pampa Unit	(RRC Lease # 02953)		
	a. Tracts 2,3,4,5,6,7,8,9,10		100%	85.75000%
	b. Tract 1		100%	85.01820%
2.	Fee Land #227	(RRC Lease # 00391)		
	a. Oil Production		100%	85.75000% (Oil)
	b. Natural Gas Production		100%	98.00000% (Gas)
3.	Merten, H.H.	(RRC Lease # 00332)	100%	85.75000%
4.	Worley-Combs	(RRC Lease # 00315)	100%	73.50000%
5.	Moore *	(RRC Lease # 00909)	~~100%~~	~~81.25000%~~
6.	T.D. Lewis –A-	(RRC Lease # 01240)	100%	81.25000%
7.	Timms*	(RRC Lease # 00910)	~~100%~~	~~81.25000%~~

* The Moore and the Timms are not currently producing, so Seller does not currently have the information from which it can set forth the WI or NRI for purposes of Paragraph 11 of the Purchase and Sale Agreement. However, it is Seller's understanding that the WI is 100% and the NRI is 81.25% (a 1/8th royalty and a 1/16th overriding royalty).

EXHIBIT "A-2"

WELLS/PRORATION SCHEDULE

PURCHASE AND SALE AGREEMENT 2209.6 - 652178_1.DOC

EXHIBIT "A-2"

GRYPHON PRODUCTION COMPANY, LLC
106 E FRANCIS AVE
PAMPA TX 79065

OIL-WELLS			08-1	WELL #
DIST	FIELD/LEASE NAME	LSE	MOV-BAL	REC-#
* *				
10	PANHANDLE GRAY COUNTY FIELD			
	WORLEY-COMBS	00315	320	1WS
				2W
				3
				5
				6W
				7W
				8
				9
				10W
				11
				12
				16W
	MERTEN, H. H.	00332	130	4
				6
				7
				8
				9
				10
				11
				13
				15
				16W
				18
				19
	HOOD, J. A.	00336	52	
	FEE LAND #227	00391	52	4
				7
				10
				11
				12
				16
				17
				19
				21
				23
				25
				26
				31
				32
				34

GRYPHON PRODUCTION COMPANY, LLC

OIL-WELLS			08-1	WELL #
DIST	FIELD/LEASE NAME	LSE	MOV-BAL	REC-#
* *				
10	PANHANDLE GRAY COUNTY FIELD			
	FEE LAND #227	00391	52	39
				40
				41

55W
64
65
71
72
73
74
75
76
89
96
100
116
117
119
126
144
146W
148
149
154
160
172

HOOD ~~00677~~ ~~64~~

EAST PAMPA UNIT 02953 ~~51~~ 3
8
13
101WS
201WS
305
306
401
404
406W
407
502
503
504
506
508W
509

GRYPHON PRODUCTION COMPANY, LLC

OIL-WELLS		~~08-1~~	WELL #
~~DIST~~ ~~FIELD~~/LEASE NAME	LSE	~~MOV-BAL~~	~~REC~~ ~~#~~
* * * * * * * * * * * * * * *	* * *	* * *	* * *
~~10 PANHANDLE GRAY COUNTY FIELD~~			~~/CONTINU~~
EAST PAMPA UNIT	02953	~~51~~	703
			708
			805
			806
			807
			901
			B101
			B102
			B103
			B105
			B106
			1002
			1003
			1004

1005
1006
1007
1010
1011
1012
1013W
1014
1015W
5010
5011
5013
5014
7011
9012W

PANHANDLE HUTCHINSON COUNTY FLD.

MOORE	00909		1
			2
			5
			6
			7
			8
TIMMS	00910		2
			4
			7
			8
T.D. LEWIS -A-	01240	61	1
			2
			3
			4
			5
			6
			LEAS

GRYPHON PRODUCTION COMPANY,
GAS-WELLS
~~DIST~~ ~~FIELD NAME~~
* * * * * * * * * * * * * * * * * * * *
10 ~~PANHANDLE, WEST~~

FEE -227- 5
FEE -227- 14

EXHIBIT "B"

EQUIPMENT

PURCHASE AND SALE AGREEMENT 2209.6 - 652178_1.DOC

EXHIBIT "B"

EQUIPMENT

QTY	Transportation- DESCRIPTION	Vin Number
1	1985 Chevy Welding Truck	1GBJC34M3FS178805
1	Lincoln Welder	N/A
1	2003 GMC 2500 pickup	1GTGK29U13Z102157
1	2001 Ford F150 Super Crew White	1FTRW08L41KE23321
1	2006 Chevy 2500	1GCHK29U86E132580
1	1991 Chevy Dump Truck	1GBL7H1P4MJ100450
1	1989 Ford Steamer	1FDXK84A9KVA56837
1	1978 Intl 5 ton Winch Truck	CF257HHA25516
1	1978 Intl Water Truck	CF255HHA29426
1	1976 Mac Ddl Drum pulling unit	R685ST76728
1	1975 Mac Dbl Drum pulling unit	R686ST9571
1	Backhoe- Super M Series 580	CJF0063539
1	1976 Dodge Flatbed Winch Truck	D61FK6J026467
1	2000 F350GS Bucket Truck	1FDWF37L9YED61666
1	2002 GMC Sierra, red 4-door	1GTGK13U12F230319
1	2001 F150 Super Crew Red	1FTRW08L81KF38214
	TRAILERS:	
2	Tubing trailers- single & double axel	N/A
1	12 ft- double axel flatbed trailer	N/A
1	backhoe trailer	50041
1	28 ft- goose neck trailer	1L9BF252XYA374458
1	24 ft- flatbed double axel trailer	
1	Quincy 240 High pressure Air Compressor	N/A
1	Quincy Vacuum Pump	QTS3-VAC-115736
1	Kohler 13 HP Engine	N/A
1	3 HP Electric Motor	N/A
1	Nema 5 HP Electric Motor	N/A
1	Quincy Vacuum Pump	QR24PNG-QB1107210046

EXTRA PUMP JACKS

D-40-	N/A
Oilwell D-8	N/A
Emsco	N/A
National	N/A
Cabot-D-8008	N/A
ParkerBurg- cloin drive	N/A
Cabot- 2508	N/A
1 DECO- D-40	N/A
Lufkin 160	N/A

ADDITIONAL EQUIPMENT

Echometer	N/A
Oxygen Analyzer	N/A
Pressure Recorder	N/A

EXHIBIT "C"

LAND

PURCHASE AND SALE AGREEMENT 2209.6 - 652178_1.DOC

EXHIBIT "C"

SURFACE ESTATE only regarding a part of the East Half (E/2) of the Northeast Quarter (NE/4) of Section 127, Block 3, I & GN RR. Co. Surveys in Gray County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the East line of said Section 127, from which the Southeast corner of the Northeast Quarter of Section 127 bears South 0 degrees 08' East, a distance of 725.0 feet;

THENCE, South 89 degrees 15' 40" West, at 30.0 feet set an iron rod, a total of 330.0 feet set an iron rod for an ell corner of this tract;

THENCE, South 0 degrees 08' East, a distance of 300 feet, set an iron rod for an ell corner of this tract;

THENCE, South 89 degrees 15' 40" West a distance of 330 feet;

THENCE, South 0 degrees 08' East, 75 feet to an iron rod for the most southerly Southeast corner of this tract;

THENCE, South 89 degrees 15' 40" West, a distance of 668.2 feet set an iron rod in the West line of the East half of the Northeast Quarter of said Section 127, said point being the Southwest corner of this tract;

THENCE, North 0 degrees 06' 30" West, along the West line of the East half of the Northeast Quarter of said Section 127, a distance of 915.4 feet, set an iron rod for the Northwest corner of this tract;

THENCE, North 89 degrees 16' 20" East, a distance of 1,297.8 feet set an iron rod, a total of 1327.8 feet to a point in the East line of said Section 127, said point being the Northeast corner of this tract;

THENCE, South 0 degrees 08' East, along the East line of said Section 127, a distance of 540.15 feet to the PLACE OF BEGINNING, and containing 15.93 acres, more or less.

EXHIBIT "D"

ASSIGNMENT AND BILL OF SALE

PURCHASE AND SALE AGREEMENT 2209.6 - 652178_1.DOC

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

This Assignment, Conveyance and Bill of Sale is made by GRYPHON PRODUCTION COMPANY, LLC, whose address is 216 South Price Road, Pampa, Texas 79065, hereinafter called "Seller," to LCB RESOURCES, an Oklahoma limited liability company, whose address is 406 N. Main Street, Kingfisher, Oklahoma 73750-2322, hereinafter called "Buyer."

IN CONSIDERATION of the mutual promises made between Seller and Buyer, Seller hereby grants, assigns, transfers and conveys to Buyer, its successors and assigns, subject to the terms and conditions contained herein, the following:

1. All of Seller's right, title and interest in and to the oil and gas leases described in Exhibit "A," attached hereto and made a part hereof, insofar and only insofar as said oil and gas leases cover the lands described in Exhibit "A;" said oil and gas leases herein called the "Subject Leases," and

2. All of Seller's right, title and interest in and to the equipment, fixtures and personal property located on, appurtenant to or used in connection with the Subject Leases, and

3. All of Seller's right, title and interest in and to any agreements, permits, easements, licenses and orders relating to the properties.

This Assignment, Conveyance and Bill of Sale shall be subject to the following terms, conditions or exceptions:

1. This Assignment, Conveyance and Bill of Sale shall be effective as of ________________, 2011, at 7:00 a.m. (CDT).

2. All properties are being assigned free of statutory mechanics and materialmens liens and mortgage liens.

3. This Assignment, Conveyance and Bill of Sale shall be without warranty of any kind, express, statutory or implied, as to description, title, condition, quality, fitness for purpose, merchantability or otherwise.

Executed this ____ day of October, 2011.

GRYPHON PRODUCTION COMPANY, LLC,
a Texas limited liability company

By: ____________________________________

Name: __________________________________

Title: ___________________________________

STATE OF TEXAS §

COUNTY OF ________ §

This instrument was acknowledged before me on this ____ day of _____________, 2011, by __________________, __________________ of Gryphon Production Company, LLC, a Texas limited liability company, on behalf of the company.

____

Notary Public, State of Texas

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

PAGE 2

2209.6 - 652270_1.DOC

SCHEDULE 1

LAWSUITS, ACTIONS OR OTHER PROCEEDINGS

Seller is not aware of any litigation affecting the Properties. (However, out of an abundance of caution, Seller is disclosing the existence of a lawsuit styled: Cause No. 36433 in the 223rd District Court in and for Gray County, Texas). Gryphon has made a counterclaim for declaratory judgment in this action.

PURCHASE AND SALE AGREEMENT 2209.6 - 652178_1.DOC

SCHEDULE 2

OUTSTANDING AFE'S

None.

PURCHASE AND SALE AGREEMENT 2209.6 - 652178_1.DOC

SCHEDULE 3

COMPLIANCE MATTERS

None.

However, in the future, H5 tests are due by January 30, 2012 on wells #6 and #10 on the Worley-Combs lease.

PURCHASE AND SALE AGREEMENT 2209.6 - 652178_1.DOC

SCHEDULE 4

CONTRACTS AND SURFACE AGREEMENTS

PURCHASE AND SALE AGREEMENT 2209.6 - 652178_1.DOC

PLAINS
MARKETING, L.P.

Crude Oil Purchase Contract

CONTRACT NO. 6369-1001 February 25, 2009

This contract by and between **Gryphon Production Company, LLC ("Gryphon Production")**, with an address of P. O. Box 742, Pampa, TX 79066 and **Plains Marketing, L.P., ("PMLP")**, covering the sale and delivery by Gryphon Production and the purchase and receipt by PMLP of the hereinafter specified oil is entered into in accordance with the following terms and conditions:

1. **TERM:** The Primary Term shall be a period of one (1) month from February 1, 2009 to March 1, 2009.

   The Term shall be automatically extended for a Secondary Term month to month thereafter unless notice of non-renewal is given by either party hereto upon not less than thirty (30) days advance written notice to the other party.

2. **QUALITY & CRUDE TYPE:** Texas Panhandle Crude Oil.

3. **QUANTITY:** An amount equal to actual lease receipts from lease(s) indicated on Exhibit "A" attached hereto and made a part hereof (approximately 25 barrels per day).

4. **DELIVERY:** Shall be made at the well tankage into PMLP's designated transportation facilities.

5. **PRICE:** For the crude oil sold and delivered hereunder, PMLP agrees to pay a price per barrel equal to Valero Marketing Texas Panhandle-trk Crude Oil Posting, deemed 40.0° API gravity, less $-2.7500. For pricing purposes, deliveries will be calculated on equal daily quantities.

6. **PAYMENT:** Payment shall be made by check on or about the twentieth (20th) day of the month following the month of delivery.

PMLP's General Provisions dated February 1, 2001 are incorporated herein by reference and made a part hereof. To the extent of any conflict between the provisions herein and the General Provisions, the provisions herein shall govern.

If Division Orders have been issued to Gryphon Production by PMLP and executed by Gryphon Production covering the wells on Exhibit "A", the Division Orders are incorporated herein and made a part hereof. The provisions of this Agreement, including but not limited to those relating to term, rights of termination, price and otherwise, shall be applicable and govern, notwithstanding any provision in the Division Orders to the contrary.

All invoices and notices given pursuant to this agreement shall be in writing, telex or faxed/emailed and shall be deemed delivered when received by the other party at the address specified below:

Plains Marketing GP Inc., General Partner
P.O. Box 330 ■ Abilene, Texas 79604 ■ 325-692-7786 ■ Fax 325-692-4692

Gryphon Production Company, LLC
PMLP Contract #6369-1001
Page 2

Notices and all other correspondence to PMLP shall be mailed or faxed/emailed as follows:

Plains Marketing, L.P.
P. O. Box 330
Abilene, TX 79604
Phone: (325) 692-7786
Fax/email: (325) 692-4692

Invoices shall be mailed or faxed/emailed to PMLP as follows:

Plains Marketing, L.P.
333 Clay Street Suite 1600
Houston, Texas 77002
Phone: (713) 646-4100
Fax/email: (713) 646-4114

Notices and all other correspondence to Gryphon Production shall be mailed or faxed/emailed as follows:

Gryphon Production Company, LLC
P. O. Box 742
Pampa, TX 79065-6546
Phone: (806) 688 9697
Fax/email: (806) 688-9316

BUYER

Plains Marketing, L.P.
By Plains Marketing GP Inc.
Its General Partner

Agreed to and accepted this 25th day of February, 2009.

By: [signature]
Name: John E. Estes
Title: Senior Crude Oil Representative

SELLER

Gryphon Production Company, LLC

Agreed to and accepted this 3RD day of MARCH 2009.

By: [signature]
Name: THOMAS H. GRANTHAM
Title: PRESIDENT

JEE:dlt

Logs #30327 & #30686

Plains Marketing GP Inc., General Partner
P.O. Box 330 Abilene, Texas 79604 325-692-7786 Fax 325-692-4692

Gryphon Production Company,LLC

Plains contract: 6369-1001 Effective: 02-01-2009

Exhibit "A"

Plains Marketing L.P.

Partner contract:

Feb 25, 2009

Page 1 of 1

PM Lease		Lease	Operator	County/Parish	State	Price Code*	Price Method**	Applicable Premium or (Deduct)	Fuel Adj	Percent	Gravity	State Lease
153767		WORLEY-COMBS	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	100.00000%	Deemed 40.0° API	000315
153768		H H MERTEN	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	100.00000%	Deemed 40.0° API	000332
153769	(1)	J A HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	50.00000%	Deemed 40.0° API	000336
153770		FEE LAND 227	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0 0000	100.00000%	Deemed 40.0° API	000391
153771	(1)	HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	50.00000%	Deemed 40.0° API	000677
153772	(2)	EAST PAMPA UNIT TR 1	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	27.44000%	Deemed 40.0° API	002953
153796	(2)	EAST PAMPA UNIT TR 2	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	6.77000%	Deemed 40.0° API	000000
153797	(2)	EAST PAMPA UNIT TR 3	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	6.38000%	Deemed 40.0° API	000000
153798	(2)	EAST PAMPA UNIT TR 4	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	5.32000%	Deemed 40.0° API	000000
153799	(2)	EAST PAMPA UNIT TR 5	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	11.54000%	Deemed 40.0° API	000000
153800	(2)	EAST PAMPA UNIT TR 6	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	16.71000%	Deemed 40.0° API	000000
153801	(2)	EAST PAMPA UNIT TR 7	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	6.40000%	Deemed 40.0° API	000000
153802	(2)	EAST PAMPA UNIT TR 8	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	3.32000%	Deemed 40.0° API	000000
153803	(2)	EAST PAMPA UNIT TR 9	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	3.18000%	Deemed 40.0° API	000000
153804	(2)	EAST PAMPA UNIT TR 10	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	12.94000%	Deemed 40.0° API	000000

(1) Allocated under 996282 HOOD STORAGE

(2) Allocated under 996528 EAST PAMPA UNIT

(*)D1008 VALERO MARKETING & SUPPLY CO-TEXAS PANHANDLE-TI

(**)EQUAL DAILY QUANTITIES

PLAINS MARKETING, L. P.
By Plains Marketing GP Inc.
Its General Partner
GENERAL PROVISIONS/OIL PURCHASE CONTRACT

I **PAYMENT:** As soon as possible after the close of each calendar month during which deliveries are made, Seller shall invoice Buyer for the crude oil delivered. Unless otherwise provided herein, payment for the oil purchased hereunder shall be made by the twentieth (20th) of the month following the month of delivery, subject to timely receipt by Buyer of invoice and written confirmation of invoiced quantity from the receiving facility. If the payment date falls on a Saturday or Non-Friday bank holiday, payment will be due on the next succeeding work day. All deliveries hereunder shall be deemed a single on-going transaction.

II **SET-OFFS:** In the event either party shall fail to make timely delivery of any crude oil and/or condensate or other applicable products due and owing to the other party, or in the event that either party shall fail to make timely payment of any monies due and owing to the party, the other party may set off any deliveries or payments due under this or any other agreement between the parties. "Party" for the purposes of this paragraph shall include for each party its affiliates (including, but not limited to, both parent and subsidiary companies). It is the intent of the parties to this contract to treat each party hereto and its respective affiliates (including, but not limited to, both parent and subsidiary corporate entities) as a single legal entity for the purposes of set-off regarding debts and claims.

III **RIGHT TO AUDIT:** In the event the price of the crude oil or condensate sold hereunder is based on an average acquisition cost, Seller agrees to maintain and retain all pertinent books, records and documents relating to the transactions hereunder for a period of not less than two (2) years following termination of this agreement, and Buyer or its duly authorized representatives shall have access to such records, and the right to audit the same, at all reasonable times during the existence of this Contract, and for such two (2) year period following its termination.

IV **MEASUREMENTS AND TEST:** Quantities of oil delivered hereunder shall be determined from tank gauges on 100% tank table basis or by the use of mutually acceptable automatic measuring equipment. Volume and gravity of said quantities shall be corrected for temperature to 60 deg; Fahrenheit in accordance with the latest A.S.T.M.-I.P. Petroleum Measurement Tables. The oil delivered hereunder shall be merchantable and acceptable to the carriers involved but not to exceed one percent (1%) S&W. Full deduction shall be made for all S&W content as determined by tests conducted according to the latest A.S.T.M. standard method in effect. Tests for quality shall be made at regular intervals by Seller in accordance with recognized procedures. Each party shall have the right to have a representative or independent inspector (which cost shall be shared equally between the parties hereto) present to witness all gauges, tests and measurements.

V **WARRANTY:** Seller warrants title, free and clear of all taxes, liens and encumbrances which are customarily paid by Seller prior to delivery, to the oil sold and delivered hereunder and warrants that said oil has been produced, handled and transported to the delivery point hereunder in accordance with the laws, rules and regulations of all local, state or federal authorities having jurisdiction thereof. In this regard, Seller agrees to provide Buyer with any transaction documentation requested.

VI **FORCE MAJEUR:** Continued performance by either party of any obligation except as to payment due hereunder, may be suspended immediately to the extent caused or contributed to by acts of God, fire, labor or trade disturbance, war, civil commotion or act of the public enemy, unavailability of transportation, storage, manufacturing, refining or distributing facilities, compliance in good faith with any applicable foreign or domestic regulation or order, whether or not it later proves to be invalid, or any cause beyond the reasonable control of either Buyer or Seller whether similar or dissimilar to the enumeration contained herein, except inability to discharge financial obligations when due. The party suspending performance under this clause shall give prompt notice and shall use all commerciably reasonable efforts to cure promptly the cause for such suspension. Upon cessation of the cause for suspension, performance shall resume (or commence) immediately. However, if any given Force Majeure condition continues beyond ninety (90) days, the party not claiming said condition shall have the option of terminating this contract upon the giving of written notice thereof to the other party.

VII **TITLE AND RISK OF LOSS:** Title and risk of loss to crude oil delivered into storage, tankers, barges, tank trucks, and/or pipeline facilities shall pass to Buyer as the crude oil enters the intake pipes of such equipment of the receiving facility, or is in-line transferred.

VIII **ENTIRETY OF AGREEMENT, MODIFICATION, WAIVER, AND ASSIGNMENT:** This Contract and amendments constitute the entire understanding of the parties relating to the sale of the crude oil specified herein. There shall be no modification or amendment of this Contract except by writing, signed by both parties hereto. Waiver of performance of any obligations by either party of default by the other hereunder shall not operate as a waiver of performance of any other obligation or a future waiver of the same obligation or a waiver of any future default. Neither party shall assign this Contract to a person or firm except upon written consent of the other party, such consent, however, shall not be unreasonably withheld. This Contract shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

IX **EQUAL DAILY DELIVERIES:** Except for delivery by truck tanker, for the purpose of invoicing, any crude oil delivered hereunder shall be deemed to have been delivered in equal daily quantities during the calendar month in which deliveries occur.

X **CHOICE OF LAW:** This Contract shall be constructed in accordance with, and governed by, the law of, and Buyer and Seller consent to the jurisdiction of the courts of, the State of Texas.

XI **DEFAULT:** In the event Seller shall fail to make timely deliveries due Buyer under this Contract, or if Seller is otherwise in default hereunder, Buyer may, on written notice to Seller terminate this contract or suspend performance of all obligations hereunder during default.

XII **NOTICE:** Any notice required or permitted hereunder shall be deemed given when deposited in the U.S. Mail as registered or certified mail, return receipt requested, postage prepaid, and addressed to the party to whom the notice is being given at the address set forth on the first page hereof (or such other address as is provided by written notice in accordance with this provision). During the term of this Contract Seller herein agrees to notify Buyer immediately in writing upon Seller's corporate reorganization, merger, or acquisition by another, or any other similar corporate structural change.

Revised: 2/1/01
n:\ljd\ general provisions 3\ls

Plains

Marketing, L.P.

P. O. Box 330 | Abilene, Texas 79604 | Phone: (325) 692-7786 | Fax/email:(325) 692-4692

June 10, 2009

Mr. Maxwell Grant
Gryphon Production Company, LLC
Fax/email: (806) 688-9316

RE: PMLP Amendment: May 1, 2009
PMLP Contract: 6369-1001

Dear Mr. Grant:

Please amend the subject contract by adding and/or deleting the following well(s) effective as shown.

Add Delete	PMLP #	Well Name	Operator	County/State	Effective
Add	153837	Fee Land Frac Oil	Gryphon Production Company LLC	Gray, TX	May 01 2009
Add	153839	H H Merten Frac Oil	Gryphon Production Company LLC	Gray, TX	May 01 2009
Add	153840	East Pampa Unit Frac Oil	Gryphon Production Company LLC	Gray, TX	May 01 2009

Please see Exhibit "A" attached for pricing purposes.

Except as herein amended, all other terms and conditions of said contract shall remain in full force and effect.

This fax/email evidences our understanding of the entire agreement and shall constitute the formal contract. Please acknowledge by return fax/email your acceptance of and agreement to the terms stated herein. If no response from the Counterparty is received within five (5) business days, the contract is considered binding. These terms and conditions will be deemed accepted if Gryphon Production Company, LLC begins performance of its obligations hereunder.

The parties agree that faxed/emailed documents shall be deemed to be admissible as primary evidence in a court of law as original or as counterparts of the original documents, either of which is to be retained and available for inspection.

Very truly yours,

PLAINS MARKETING, L.P.
By Plains Marketing GP Inc.
Its General Partner

John E. Estes
Senior Crude Oil Representative

Attachment

JEE:dlt

Log #31482

Gryphon Production Company,LLC

Plains contract: 6369-1001 Effective: 05-01-2009

Exhibit "A"

Plains Marketing L.P.

Partner contract.

Jun 10, 2009

Page 1 of 1

PM Lease		Lease	Operator	County/Parish	State	Price Code*	Price Method**	Applicable Premium or (Deduct)	Fuel Adj	Percent	Gravity	State Lease
153767		WORLEY-COMBS	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	100.00000%	Deemed 40.0° API	000315
153768		H H MERTEN	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	100.00000%	Deemed 40.0° API	000332
153769	(1)	J A HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	50.00000%	Deemed 40.0° API	000336
153770		FEE LAND 227	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	100.00000%	Deemed 40.0° API	000391
153771	(1)	HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	50.00000%	Deemed 40.0° API	000677
153772	(2)	EAST PAMPA UNIT TR 1	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	27.44000%	Deemed 40.0° API	002953
153796	(2)	EAST PAMPA UNIT TR 2	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	6.77000%	Deemed 40.0° API	002953
153797	(2)	EAST PAMPA UNIT TR 3	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	6.38000%	Deemed 40.0° API	002953
153798	(2)	EAST PAMPA UNIT TR 4	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	5.32000%	Deemed 40.0° API	002953
153799	(2)	EAST PAMPA UNIT TR 5	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	11.54000%	Deemed 40.0° API	002953
153800	(2)	EAST PAMPA UNIT TR 6	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	16.71000%	Deemed 40 0° API	002953
153801	(2)	EAST PAMPA UNIT TR 7	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	6.40000%	Deemed 40.0° API	002953
153802	(2)	EAST PAMPA UNIT TR 8	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	3.32000%	Deemed 40.0° API	002953
153803	(2)	EAST PAMPA UNIT TR 9	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	3.18000%	Deemed 40.0° API	002953
153804	(2)	EAST PAMPA UNIT TR 10	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	12.94000%	Deemed 40.0° API	002953
153837		FEE LAND FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	100.00000%	Deemed 40.0° API	000000
153839		H H MERTEN FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	100.00000%	Deemed 40.0° API	000000
153840		EAST PAMPA UNIT FRAC	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.7500)	$0.0000	100.00000%	Deemed 40.0° API	000000

(1) Allocated under 996282 HOOD STORAGE

(2) Allocated under 996528 EAST PAMPA UNIT

(*)D1008 VALERO MARKETING & SUPPLY CO-TEXAS PANHANDLE-TI

(**)EQUAL DAILY QUANTITIES

Plains

Marketing, L.P.
P. O. Box 330 | Abilene, Texas 79604 | Phone: (325) 692-7786 | Fax/email:(325) 692-4692

June 17, 2009

Mr. Maxwell Grant
Gryphon Production Company, LLC
Fax/email: (806) 688 9316

RE: PMLP Amendment: June 1, 2009
PMLP Contract: 6369-1001

Dear Mr. Grant:

Effective on and after June 1, 2009, please amend the subject contract by changing the premium as indicated on Exhibit "A" attached hereto and made a part hereof.

Except as herein amended, all other terms and conditions of said contract shall remain in full force and effect.

This fax/email evidences our understanding of the entire agreement and shall constitute the formal contract.

Please acknowledge by return fax/email your acceptance of and agreement to the terms stated herein. If no response from the Counterparty is received within five (5) business days, the contract is considered binding. These terms and conditions will be deemed accepted if Gryphon Production Company,llc begins performance of its obligations hereunder.

The parties agree that faxed/emailed documents shall be deemed to be admissible as primary evidence in a court of law as original or as counterparts of the original documents, either of which is to be retained and available for inspection.

Very truly yours,

PLAINS MARKETING, L.P.
By Plains Marketing GP Inc.
Its General Partner

John E. Estes
Senior Crude Oil Representative

Attachment

JEE:dlt

Log #31514

Gryphon Production Company,LLC

Plains contract: 6369-1001 Effective: 06-01-2009

Exhibit "A"

Plains Marketing L.P.

Partner contract:

Jun 17, 2009

Page 1 of 1

PM Lease		Lease	Operator	County/Parish	State	Price Code*	Price Method**	Applicable Premium or (Deduct)	Fuel Adj	Percent	Gravity	State Lease
153767		WORLEY-COMBS	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	100.00000%	Deemed 40.0° API	000315
153768		H H MERTEN	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	100.00000%	Deemed 40.0° API	000332
153769	(1)	J A HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	50.00000%	Deemed 40.0° API	000336
153770		FEE LAND 227	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	100.00000%	Deemed 40.0° API	000391
153771	(1)	HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	50.00000%	Deemed 40.0° API	000677
153772	(2)	EAST PAMPA UNIT TR 1	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	27.44000%	Deemed 40.0° API	002953
153796	(2)	EAST PAMPA UNIT TR 2	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	6.77000%	Deemed 40.0° API	002953
153797	(2)	EAST PAMPA UNIT TR 3	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	6.38000%	Deemed 40.0° API	002953
153798	(2)	EAST PAMPA UNIT TR 4	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	5.32000%	Deemed 40.0° API	002953
153799	(2)	EAST PAMPA UNIT TR 5	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	11.54000%	Deemed 40.0° API	002953
153800	(2)	EAST PAMPA UNIT TR 6	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	16.71000%	Deemed 40.0° API	002953
153801	(2)	EAST PAMPA UNIT TR 7	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	6.40000%	Deemed 40.0° API	002953
153802	(2)	EAST PAMPA UNIT TR 8	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	3.32000%	Deemed 40.0° API	002953
153803	(2)	EAST PAMPA UNIT TR 9	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	3.18000%	Deemed 40.0° API	002953
153804	(2)	EAST PAMPA UNIT TR 10	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	12.94000%	Deemed 40.0° API	002953
153837		FEE LAND FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	100.00000%	Deemed 40.0° API	000000
153839		H H MERTEN FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	100.00000%	Deemed 40.0° API	000000
153840		EAST PAMPA UNIT FRAC ·	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2500	$0.0000	100.00000%	Deemed 40.0° API	000000

(1) Allocated under 996282 HOOD STORAGE

(2) Allocated under 996528 EAST PAMPA UNIT

(*)D1008 VALERO MARKETING & SUPPLY CO-TEXAS PANHANDLE-TI

(**)EQUAL DAILY QUANTITIES

Plains

Marketing, L.P.
P. O. Box 330 | Abilene, Texas 79604 | Phone: (325) 692-7786 | Fax/email:(325) 692-4692

August 12, 2009

Mr. Maxwell Grant
Gryphon Production Company, LLC
Fax/email: (806) 688 9316

RE: PMLP Amendment: September 1, 2009
PMLP Contract: 6369-1001

Dear Mr. Grant:

Effective on and after September 1, 2009, please amend the subject contract by changing the premium as indicated on Exhibit "A" attached hereto and made a part hereof.

Except as herein amended, all other terms and conditions of said contract shall remain in full force and effect.

This fax/email evidences our understanding of the entire agreement and shall constitute the formal contract.

Please acknowledge by return fax/email your acceptance of and agreement to the terms stated herein. If no response from the Counterparty is received within five (5) business days, the contract is considered binding. These terms and conditions will be deemed accepted if Gryphon Production Company,llc begins performance of its obligations hereunder.

The parties agree that faxed/emailed documents shall be deemed to be admissible as primary evidence in a court of law as original or as counterparts of the original documents, either of which is to be retained and available for inspection.

Very truly yours,

PLAINS MARKETING, L.P.
By Plains Marketing GP Inc.
Its General Partner

John E. Estes
Senior Crude Oil Representative

Attachment

JEE:dlt

Log #31869

Gryphon Production Company,LLC

Plains contract: 6369-1001 Effective: 09-01-2009

Exhibit "A"

Plains Marketing L.P.

Partner contract:

Aug 12, 2009

Page 1 of 1

PM Lease		Lease	Operator	County/Parish	State	Price Code*	Price Method**	Applicable Premium or (Deduct)	Fuel Adj	Percent	Gravity	State Lease
153767		WORLEY-COMBS	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	100.00000%	Deemed 40.0° API	000315
153768		H H MERTEN	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	100.00000%	Deemed 40.0° API	000332
153769	(1)	J A HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	50.00000%	Deemed 40.0° API	000336
153770		FEE LAND 227	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	100.00000%	Deemed 40.0° API	000391
153771	(1)	HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	50.00000%	Deemed 40.0° API	000677
153772	(2)	EAST PAMPA UNIT TR 1	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	27.44000%	Deemed 40.0° API	002953
153796	(2)	EAST PAMPA UNIT TR 2	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	6.77000%	Deemed 40.0° API	002953
153797	(2)	EAST PAMPA UNIT TR 3	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	6.38000%	Deemed 40.0° API	002953
153798	(2)	EAST PAMPA UNIT TR 4	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	5.32000%	Deemed 40.0° API	002953
153799	(2)	EAST PAMPA UNIT TR 5	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	11.54000%	Deemed 40.0° API	002953
153800	(2)	EAST PAMPA UNIT TR 6	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	16.71000%	Deemed 40.0° API	002953
153801	(2)	EAST PAMPA UNIT TR 7	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	6.40000%	Deemed 40.0° API	002953
153802	(2)	EAST PAMPA UNIT TR 8	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	3.32000%	Deemed 40.0° API	002953
153803	(2)	EAST PAMPA UNIT TR 9	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	3.18000%	Deemed 40.0° API	002953
153804	(2)	EAST PAMPA UNIT TR 10	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	12.94000%	Deemed 40.0° API	002953
153837		FEE LAND FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	100.00000%	Deemed 40.0° API	000000
153839		H H MERTEN FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	100.00000%	Deemed 40.0° API	000000
153840		EAST PAMPA UNIT FRAC	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($0.2500)	$0.0000	100.00000%	Deemed 40.0° API	000000

(1) Allocated under 996282 HOOD STORAGE

(2) Allocated under 996528 EAST PAMPA UNIT

(*)D1008 VALERO MARKETING & SUPPLY CO-TEXAS PANHANDLE-T

(**)EQUAL DAILY QUANTITIES

Plains

Marketing, L.P.
P. O. Box 330 | Abilene, Texas 79604 | Phone: (325) 692-7786 | Fax/email:(325) 692-4692

October 7, 2009

Mr. Maxwell Grant
Gryphon Production Company, LLC
Fax/email: (806) 688 9316

RE: PMLP Amendment: October 1, 2009
PMLP Contract: 6369-1001

Dear Mr. Grant:

Effective on and after October 1, 2009, please amend the subject contract by changing the premium as indicated on Exhibit "A" attached hereto and made a part hereof.

Except as herein amended, all other terms and conditions of said contract shall remain in full force and effect.

This fax/email evidences our understanding of the entire agreement and shall constitute the formal contract.

Please acknowledge by return fax/email your acceptance of and agreement to the terms stated herein. If no response from the Counterparty is received within five (5) business days, the contract is considered binding. These terms and conditions will be deemed accepted if Gryphon Production Company,llc begins performance of its obligations hereunder.

The parties agree that faxed/emailed documents shall be deemed to be admissible as primary evidence in a court of law as original or as counterparts of the original documents, either of which is to be retained and available for inspection.

Very truly yours,

PLAINS MARKETING, L.P.
By Plains Marketing GP Inc.
Its General Partner

John E. Estes
Senior Crude Oil Representative

Attachment

JEE:dlt

Log #32216

Gryphon Production Company,LLC

Plains contract: 6369-1001 Effective: 10-01-2009

Exhibit "A"

Plains Marketing L.P.

Partner contract:

Oct 06, 2009

Page 1 of 1

PM Lease		Lease	Operator	County/Parish	State	Price Code*	Price Method**	Applicable Premium or (Deduct)	Fuel Adj	Percent	Gravity	State Lease
153767		WORLEY-COMBS	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	100.00000%	Deemed 40.0° API	000315
153768		H H MERTEN	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	100.00000%	Deemed 40.0° API	000332
153769	(1)	J A HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	50.00000%	Deemed 40.0° API	000336
153770		FEE LAND 227	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	100.00000%	Deemed 40.0° API	000391
153771	(1)	HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	50.00000%	Deemed 40.0° API	000677
153772	(2)	EAST PAMPA UNIT TR 1	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	27.44000%	Deemed 40.0° API	002953
153796	(2)	EAST PAMPA UNIT TR 2	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	6.77000%	Deemed 40.0° API	002953
153797	(2)	EAST PAMPA UNIT TR 3	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	6.38000%	Deemed 40.0° API	002953
153798	(2)	EAST PAMPA UNIT TR 4	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	5.32000%	Deemed 40.0° API	002953
153799	(2)	EAST PAMPA UNIT TR 5	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	11.54000%	Deemed 40.0° API	002953
153800	(2)	EAST PAMPA UNIT TR 6	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	16.71000%	Deemed 40.0° API	002953
153801	(2)	EAST PAMPA UNIT TR 7	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	6.40000%	Deemed 40.0° API	002953
153802	(2)	EAST PAMPA UNIT TR 8	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	3.32000%	Deemed 40.0° API	002953
153803	(2)	EAST PAMPA UNIT TR 9	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	3.18000%	Deemed 40.0° API	002953
153804	(2)	EAST PAMPA UNIT TR 10	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	12.94000%	Deemed 40.0° API	002953
153837		FEE LAND FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	100.00000%	Deemed 40.0° API	000000
153839		H H MERTEN FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	100.00000%	Deemed 40.0° API	000000
153840		EAST PAMPA UNIT FRAC	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$1.0000	$0.0000	100.00000%	Deemed 40.0° API	000000

(1) Allocated under 996282 HOOD STORAGE

(2) Allocated under 996528 EAST PAMPA UNIT

(*)D1008 VALERO MARKETING & SUPPLY CO-TEXAS PANHANDLE-TI

(**)EQUAL DAILY QUANTITIES

Plains

Marketing, L.P.
P. O. Box 330 | Abilene, Texas 79604 | Phone: (325) 692-7786 | Fax/email:(325) 692-4692

May 27, 2010

Mr. Max Grant
Gryphon Production Company, LLC
Fax/email: (806) 688 9316

RE: PMLP Amendment: June 1, 2010
PMLP Contract: 6369-1001

Dear Mr. Grant:

Effective on and after June 1, 2010, please amend the subject contract by changing the premium and/or deduct as indicated on Exhibit "A" attached hereto and made a part hereof.

Except as herein amended, all other terms and conditions of said contract shall remain in full force and effect.

This fax/email evidences our understanding of the entire agreement and shall constitute the formal contract.

Please acknowledge by return fax/email your acceptance of and agreement to the terms stated herein. If no response from the Counterparty is received within five (5) business days, the contract is considered binding. These terms and conditions will be deemed accepted if Gryphon Production Company,llc begins performance of its obligations hereunder.

The parties agree that faxed/emailed documents shall be deemed to be admissible as primary evidence in a court of law as original or as counterparts of the original documents, either of which is to be retained and available for inspection.

Very truly yours,

PLAINS MARKETING, L.P.
By Plains Marketing GP Inc.
Its General Partner

John E. Estes
Senior Crude Oil Representative

Attachment

JEE:dlt

Log #33661

Gryphon Production Company,LLC

Plains contract: 6369-1001 Effective: 06-01-2010

Exhibit "A"

Plains Marketing L.P.

May 26, 2010

Partner contract:

Page 1 of 1

PM Lease		Lease	Operator	County/Parish	State	Price Code*	Price Method**	Applicable Premium or (Deduct)	Fuel Adj	Percent	Gravity	State Lease
153767		WORLEY-COMBS	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	100.00000%	Deemed 40.0° API	000315
153768		H H MERTEN	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	100.00000%	Deemed 40.0° API	000332
153769	(1)	J A HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	45.00000%	Deemed 40.0° API	000336
153770		FEE LAND 227	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	100.00000%	Deemed 40.0° API	000391
153771	(1)	HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	55.00000%	Deemed 40.0° API	000677
153772	(2)	EAST PAMPA UNIT TR 1	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	27.44000%	Deemed 40.0° API	002953
153796	(2)	EAST PAMPA UNIT TR 2	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	6.77000%	Deemed 40.0° API	002953
153797	(2)	EAST PAMPA UNIT TR 3	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	6.38000%	Deemed 40.0° API	002953
153798	(2)	EAST PAMPA UNIT TR 4	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	5.32000%	Deemed 40.0° API	002953
153799	(2)	EAST PAMPA UNIT TR 5	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	11.54000%	Deemed 40.0° API	002953
153800	(2)	EAST PAMPA UNIT TR 6	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	16.71000%	Deemed 40.0° API	002953
153801	(2)	EAST PAMPA UNIT TR 7	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	6.40000%	Deemed 40.0° API	002953
153802	(2)	EAST PAMPA UNIT TR 8	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	3.32000%	Deemed 40.0° API	002953
153803	(2)	EAST PAMPA UNIT TR 9	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	3.18000%	Deemed 40.0° API	002953
153804	(2)	EAST PAMPA UNIT TR 10	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	12.94000%	Deemed 40.0° API	002953
153837		FEE LAND FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	100.00000%	Deemed 40.0° API	000000
153839		H H MERTEN FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	100.00000%	Deemed 40.0° API	000000
153840		EAST PAMPA UNIT FRAC	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($1.7500)	$0.0000	100.00000%	Deemed 40.0° API	000000

(1) Allocated under 996282 HOOD STORAGE

(2) Allocated under 996528 EAST PAMPA UNIT

(*)D1008 VALERO MARKETING & SUPPLY CO-TEXAS PANHANDLE-TI

(**)EQUAL DAILY QUANTITIES

Plains

Marketing, L.P.
P. O. Box 330 | Abilene, Texas 79604 | Phone: (325) 692-7786 | Fax/email:(325) 692-4692

August 2, 2010

Mr. Max Grant
Gryphon Production Company, LLC
Fax/email: (806) 688 9316

RE: PMLP Amendment: August 1, 2010
PMLP Contract: 6369-1001

Dear Mr. Grant:

Effective on and after August 1, 2010, please amend the subject contract by changing the premium as indicated on Exhibit "A" attached hereto and made a part hereof.

Except as herein amended, all other terms and conditions of said contract shall remain in full force and effect.

This fax/email evidences our understanding of the entire agreement and shall constitute the formal contract.

Please acknowledge by return fax/email your acceptance of and agreement to the terms stated herein. If no response from the Counterparty is received within five (5) business days, the contract is considered binding. These terms and conditions will be deemed accepted if Gryphon Production Company, LLC begins performance of its obligations hereunder.

The parties agree that faxed/emailed documents shall be deemed to be admissible as primary evidence in a court of law as original or as counterparts of the original documents, either of which is to be retained and available for inspection.

Very truly yours,

PLAINS MARKETING, L.P.
By Plains Marketing GP Inc.
Its General Partner

John E. Estes
Senior Crude Oil Representative

Attachment

JEE:dlt

Log #34231

Gryphon Production Company,LLC

Plains contract: 6369-1001 Effective: 08-01-2010

Exhibit "A"

Plains Marketing L.P.

Aug 02, 2010

Partner contract:

Page 1 of 1

PM Lease		Lease	Operator	County/Parish	State	Price Code*	Price Method**	Applicable Premium or (Deduct)	Fuel Adj	Percent	Gravity	State Lease
153767		WORLEY-COMBS	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000315
153768		H H MERTEN	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000332
153769	(1)	J A HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	45.00000%	Deemed 40.0° API	000336
153770		FEE LAND 227	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000391
153771	(1)	HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	55.00000%	Deemed 40.0° API	000677
153772	(2)	EAST PAMPA UNIT TR 1	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	27.44000%	Deemed 40.0° API	002953
153796	(2)	EAST PAMPA UNIT TR 2	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	6.77000%	Deemed 40.0° API	002953
153797	(2)	EAST PAMPA UNIT TR 3	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	6.38000%	Deemed 40.0° API	002953
153798	(2)	EAST PAMPA UNIT TR 4	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	5.32000%	Deemed 40.0° API	002953
153799	(2)	EAST PAMPA UNIT TR 5	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	11.54000%	Deemed 40.0° API	002953
153800	(2)	EAST PAMPA UNIT TR 6	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	16.71000%	Deemed 40.0° API	002953
153801	(2)	EAST PAMPA UNIT TR 7	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	6.40000%	Deemed 40.0° API	002953
153802	(2)	EAST PAMPA UNIT TR 8	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	3.32000%	Deemed 40.0° API	002953
153803	(2)	EAST PAMPA UNIT TR 9	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	3.18000%	Deemed 40.0° API	002953
153804	(2)	EAST PAMPA UNIT TR 10	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	12.94000%	Deemed 40.0° API	002953
153837		FEE LAND FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000000
153839		H H MERTEN FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000000
153840		EAST PAMPA UNIT FRAC (	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000000

(1) Allocated under 996282 HOOD STORAGE

(2) Allocated under 996528 EAST PAMPA UNIT

(*)D1008 VALERO MARKETING & SUPPLY CO-TEXAS PANHANDLE-TI

(**)EQUAL DAILY QUANTITIES

Plains

Marketing, L.P.
P. O. Box 330 | Abilene, Texas 79604 | Phone: (325) 692-7786 | Fax/email:(325) 692-4692

August 12, 2010

Mr. Max Grant
Gryphon Production Company, LLC
Fax/email: (806) 688-9316

RE: PMLP Amendment: August 1, 2010-2
PMLP Contract: 6369-1001

Dear Mr. Grant:

Please amend the subject contract by adding and/or deleting the following well(s) effective as shown.

Add Delete	PMLP #	Well Name	Operator	County/State	Effective
Add	153968	T D Lewis A	Gryphon Production Company LLC	Hutchinson, TX	Aug 01 2010
Add	153969	Moore	Gryphon Production Company LLC	Hutchinson, TX	Aug 01 2010
Add	153970	Timms	Gryphon Production Company LLC	Hutchinson, TX	Aug 01 2010

Please see Exhibit "A" attached for pricing purposes.

Except as herein amended, all other terms and conditions of said contract shall remain in full force and effect.

This fax/email evidences our understanding of the entire agreement and shall constitute the formal contract. Please acknowledge by return fax/email your acceptance of and agreement to the terms stated herein. If no response from the Counterparty is received within five (5) business days, the contract is considered binding. These terms and conditions will be deemed accepted if Gryphon Production Company, LLC begins performance of its obligations hereunder.

The parties agree that faxed/emailed documents shall be deemed to be admissible as primary evidence in a court of law as original or as counterparts of the original documents, either of which is to be retained and available for inspection.

Very truly yours,

PLAINS MARKETING, L.P.
By Plains Marketing GP Inc.
Its General Partner

John E. Estes
Senior Crude Oil Representative

Attachment

JEE:dlt

Log #34338

Gryphon Production Company,LLC

Plains contract: 6369-1001 Effective: 08-01-2010

Exhibit "A"

Plains Marketing L.P.

Partner contract:

Aug 12, 2010

Page 1 of 1

PM Lease		Lease	Operator	County/Parish	State	Price Code*	Price Method**	Applicable Premium or (Deduct)	Fuel Adj	Percent	Gravity	State Lease
153767		WORLEY-COMBS	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000315
153768		H H MERTEN	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000332
153769	(1)	J A HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	45.00000%	Deemed 40.0° API	000336
153770		FEE LAND 227	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000391
153771	(1)	HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	55.00000%	Deemed 40.0° API	000677
153772	(2)	EAST PAMPA UNIT TR 1	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	27.44000%	Deemed 40.0° API	002953
153796	(2)	EAST PAMPA UNIT TR 2	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	6.77000%	Deemed 40.0° API	002953
153797	(2)	EAST PAMPA UNIT TR 3	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	6.38000%	Deemed 40.0° API	002953
153798	(2)	EAST PAMPA UNIT TR 4	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	5.32000%	Deemed 40.0° API	002953
153799	(2)	EAST PAMPA UNIT TR 5	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	11.54000%	Deemed 40.0° API	002953
153800	(2)	EAST PAMPA UNIT TR 6	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	16.71000%	Deemed 40.0° API	002953
153801	(2)	EAST PAMPA UNIT TR 7	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	6.40000%	Deemed 40.0° API	002953
153802	(2)	EAST PAMPA UNIT TR 8	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	3.32000%	Deemed 40.0° API	002953
153803	(2)	EAST PAMPA UNIT TR 9	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	3.18000%	Deemed 40.0° API	002953
153804	(2)	EAST PAMPA UNIT TR 10	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	12.94000%	Deemed 40.0° API	002953
153837		FEE LAND FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000000
153839		H H MERTEN FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000000
153840		EAST PAMPA UNIT FRAC	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.6500	$0.0000	100.00000%	Deemed 40.0° API	000000
153968		T D LEWIS A	GRYPHON PRODUCTION COM		TX	D1008	EDQ	$0.1000	$0.0000	100.00000%	Deemed 40.0° API	000000
153969		MOORE	GRYPHON PRODUCTION COM		TX	D1008	EDQ	$0.1000	$0.0000	100.00000%	Deemed 40.0° API	000000
153970		TIMMS	GRYPHON PRODUCTION COM		TX	D1008	EDQ	$0.1000	$0.0000	100.00000%	Deemed 40.0° API	000000

(1) Allocated under 996282 HOOD STORAGE

(2) Allocated under 996528 EAST PAMPA UNIT

(*)D1008 VALERO MARKETING & SUPPLY CO-TEXAS PANHANDLE-TF

(**)EQUAL DAILY QUANTITIES

Plains

Marketing, L.P.
P. O. Box 330 | Abilene, Texas 79604 | Phone: (325) 692-7786 | Fax/email:(325) 692-4692

September 29, 2010

Mr. Max Grant
Gryphon Production Company, LLC
Fax/email: (806) 688 9316

RE: PMLP Amendment: October 1, 2010
PMLP Contract: 6369-1001

Dear Mr. Grant:

Effective on and after October 1, 2010, please amend the subject contract by changing the premium as indicated on Exhibit "A" attached hereto and made a part hereof.

Except as herein amended, all other terms and conditions of said contract shall remain in full force and effect.

This fax/email evidences our understanding of the entire agreement and shall constitute the formal contract.

Please acknowledge by return fax/email your acceptance of and agreement to the terms stated herein. If no response from the Counterparty is received within five (5) business days, the contract is considered binding. These terms and conditions will be deemed accepted if Gryphon Production Company, LLC begins performance of its obligations hereunder.

The parties agree that faxed/emailed documents shall be deemed to be admissible as primary evidence in a court of law as original or as counterparts of the original documents, either of which is to be retained and available for inspection.

Very truly yours,

PLAINS MARKETING, L.P.
By Plains Marketing GP Inc.
Its General Partner

John E. Estes
Senior Crude Oil Representative

Attachment

JEE:dlt

Log #34563

Gryphon Production Company,LLC

Plains contract: 6369-1001 Effective: 10-01-2010

Exhibit "A"

Plains Marketing L.P.

Partner contract:

Sep 28, 2010

Page 1 of 1

PM Lease		Lease	Operator	County/Parish	State	Price Code*	Price Method**	Applicable Premium or (Deduct)	Fuel Adj	Percent	Gravity	State Lease
153968		T D LEWIS A	GRYPHON PRODUCTION COM	HUTCHINSON	TX	D1008	EDQ	($0.6000)	$0.0000	100.00000%	Deemed 40.0° API	001240
153969		MOORE	GRYPHON PRODUCTION COM	HUTCHINSON	TX	D1008	EDQ	($0.6000)	$0.0000	100.00000%	Deemed 40.0° API	000909
153970		TIMMS	GRYPHON PRODUCTION COM	HUTCHINSON	TX	D1008	EDQ	($0.6000)	$0.0000	100.00000%	Deemed 40.0° API	000910
153769	(1)	J A HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	45.00000%	Deemed 40.0° API	000336
153772	(2)	EAST PAMPA UNIT TR 1	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	27.44000%	Deemed 40 0° API	002953
153796	(2)	EAST PAMPA UNIT TR 2	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	6.77000%	Deemed 40.0° API	002953
153771	(1)	HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	55.00000%	Deemed 40.0° API	000677
153798	(2)	EAST PAMPA UNIT TR 4	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	5.32000%	Deemed 40.0° API	002953
153799	(2)	EAST PAMPA UNIT TR 5	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	11.54000%	Deemed 40.0° API	002953
153800	(2)	EAST PAMPA UNIT TR 6	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	16.71000%	Deemed 40.0° API	002953
153801	(2)	EAST PAMPA UNIT TR 7	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	6.40000%	Deemed 40.0° API	002953
153802	(2)	EAST PAMPA UNIT TR 8	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	3.32000%	Deemed 40.0° API	002953
153803	(2)	EAST PAMPA UNIT TR 9	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	3.18000%	Deemed 40.0° API	002953
153804	(2)	EAST PAMPA UNIT TR 10	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	12.94000%	Deemed 40.0° API	002953
153839		H H MERTEN FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	100.00000%	Deemed 40.0° API	000000
153837		FEE LAND FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	100.00000%	Deemed 40.0° API	000000
153840		EAST PAMPA UNIT FRAC	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	100.00000%	Deemed 40.0° API	000000
153797	(2)	EAST PAMPA UNIT TR 3	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	6.38000%	Deemed 40.0° API	002953
153770		FEE LAND 227	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	100.00000%	Deemed 40.0° API	000391
153768		H H MERTEN	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	100.00000%	Deemed 40.0° API	000332
153767		WORLEY-COMBS	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	$0.2000	$0.0000	100.00000%	Deemed 40.0° API	000315

(1) Allocated under 996282 HOOD STORAGE

(2) Allocated under 996528 EAST PAMPA UNIT

(*)D1008 VALERO MARKETING & SUPPLY CO-TEXAS PANHANDLE-TI

(**)EQUAL DAILY QUANTITIES

Plains
Marketing, L.P.
P. O. Box 330 | Abilene, Texas 79604 | Phone: (325) 692-7786 | Fax/email:(325) 692-4692

February 21, 2011

Mr. Max Grant
Gryphon Production Company, LLC
Fax/email: (806) 688-9316

RE: PMLP Amendment: March 1, 2011
PMLP Contract #6369-1001

Dear Mr. Grant:

Effective on and after March 1, 2011, please amend the subject contract by changing the premium as indicated on Exhibit "A" attached hereto and made a part hereof.

Except as herein amended, all other terms and conditions of said contract shall remain in full force and effect.

This fax/email evidences our understanding of the entire agreement and shall constitute the formal contract.

Please acknowledge by return fax/email your acceptance of and agreement to the terms stated herein. If no response from the Counterparty is received within five (5) business days, the contract is considered binding. These terms and conditions will be deemed accepted if Gryphon Production Company, LLC begins performance of its obligations hereunder.

The parties agree that faxed/emailed documents shall be deemed to be admissible as primary evidence in a court of law as original or as counterparts of the original documents, either of which is to be retained and available for inspection.

Very truly yours,

PLAINS MARKETING, L.P.
By Plains Marketing GP Inc.
Its General Partner

John E. Estes
Senior Crude Oil Representative

Attachment

JEE:dlt

Log #35521

Gryphon Production Company,LLC

Plains contract: 6369-1001 Effective: 03-01-2011

Exhibit "A"

Plains Marketing L.P.

Partner contract.

Feb 21. 2011

Page 1 of 1

PM Lease ‡ =Inact		Lease	Operator	County/Parish	State	Price Code*	Price Method**	Applicable Premium or (Deduct)	Fuel Adj	Percent	Gravity	State Lease
153767		WORLEY-COMBS	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	100.00000%	Deemed 40.0° API	000315
153768		H H MERTEN	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	100.00000%	Deemed 40.0° API	000332
153769	(1)	J A HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	45.00000%	Deemed 40.0° API	000336
153770		FEE LAND 227	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	100.00000%	Deemed 40.0° API	000391
153771	(1)	HOOD	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	55 00000%	Deemed 40.0° API	000677
153772	(2)	EAST PAMPA UNIT TR 1	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2 0000)	$0.0000	27.44000%	Deemed 40.0° API	002953
153796	(2)	EAST PAMPA UNIT TR 2	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	6.77000%	Deemed 40.0° API	002953
153797	(2)	EAST PAMPA UNIT TR 3	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	6.38000%	Deemed 40.0° API	002953
153798	(2)	EAST PAMPA UNIT TR 4	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	5.32000%	Deemed 40.0° API	002953
153799	(2)	EAST PAMPA UNIT TR 5	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	11.54000%	Deemed 40.0° API	002953
153800	(2)	EAST PAMPA UNIT TR 6	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2 0000)	$0.0000	16.71000%	Deemed 40.0° API	002953
153801	(2)	EAST PAMPA UNIT TR 7	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	6.40000%	Deemed 40.0° API	002953
153802	(2)	EAST PAMPA UNIT TR 8	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	3.32000%	Deemed 40.0° API	002953
153803	(2)	EAST PAMPA UNIT TR 9	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	3.18000%	Deemed 40.0° API	002953
153804	(2)	EAST PAMPA UNIT TR 10	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	12.94000%	Deemed 40.0° API	002953
153837 ‡		FEE LAND FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	100.00000%	Deemed 40.0° API	000000
153839 ‡		H H MERTEN FRAC OIL	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	100.00000%	Deemed 40.0° API	000000
153840 ‡		EAST PAMPA UNIT FRAC	GRYPHON PRODUCTION COM	GRAY	TX	D1008	EDQ	($2.0000)	$0.0000	100.00000%	Deemed 40.0° API	000000
153968		T D LEWIS A	GRYPHON PRODUCTION COM	HUTCHINSON	TX	D1008	EDQ	($2.0000)	$0.0000	100.00000%	Deemed 40.0° API	001240
153969		MOORE	GRYPHON PRODUCTION COM	HUTCHINSON	TX	D1008	EDQ	($2.0000)	$0.0000	100.00000%	Deemed 40.0° API	000909
153970		TIMMS	GRYPHON PRODUCTION COM	HUTCHINSON	TX	D1008	EDQ	($2.0000)	$0.0000	100.00000%	Deemed 40.0° API	000910

(1) Allocated under 996282 HOOD STORAGE

(2) Allocated under 996528 EAST PAMPA UNIT

(*)D1008 VALERO MARKETING & SUPPLY CO-TEXAS PANHANDLE-TI

(**)EQUAL DAILY QUANTITIES

PAM0635000

GAS PURCHASE CONTRACT

Between GRYPHON PRODUCTION as Seller

And DCP MIDSTREAM, LP as Buyer

Dated July 1, 2007

INDEX

SECTION		PAGE
1.	COMMITMENT	2
2.	DELIVERY POINTS	2
3.	DELIVERY PRESSURE	2
4.	QUANTITY	2
5.	PRICE	3
6.	TERM	6
7.	ADDRESSES AND NOTICES	6
8.	TERMINATION OF PRIOR CONTRACTS AND RELEASE	7
	SIGNATURE PAGE	8

EXHIBIT A
GENERAL TERMS AND CONDITIONS

A.	DEFINITIONS	A-1
B.	DELIVERY DATE; COMPRESSION	A-1
C.	RESERVATIONS OF SELLER	A-2
D.	METERING AND MEASUREMENT	A-2
E.	DETERMINATION OF GAS COMPOSITION AND HEATING VALUE	A-3
F.	QUALITY OF GAS	A-3
G.	BILLING AND PAYMENT	A-4
H.	FORCE MAJEURE	A-4
I.	WARRANTY OF TITLE	A-5
J.	ROYALTY AND OTHER INTERESTS	A-5
K.	SEVERANCE AND SIMILAR TAXES	A-5
L.	INDEMNIFICATION AND RESPONSIBILITY FOR INJURY OR DAMAGE	A-5
M.	RIGHT OF WAY	A-6
N.	ASSIGNMENT	A-6
O.	MISCELLANEOUS PROVISIONS	A-6

POPI Fixed Eff GPC PSS 8-1-05

PAM0635000

GAS PURCHASE CONTRACT

This Contract is entered as of the 1st Day of July, 2007, between **GRYPHON PRODUCTION** ("Seller") and **DCP MIDSTREAM, LP** ("Buyer").

For and in consideration of the mutual covenants contained herein, the parties agree as follows:

1. COMMITMENT. Seller will sell and deliver and Buyer will purchase and receive gas produced from all wells now or later located on all oil and gas interests now or later owned or controlled by Seller on or allocated to the following lands in Gray County, Texas:

Fee Land 227, Section 35, Block 3, I&GN Survey

Definitions and General Terms and Conditions included in this Contract are attached as Exhibit A. All Exhibits referenced herein are attached and incorporated by reference.

2. DELIVERY POINTS. The Delivery Points for gas to be delivered by Seller to Buyer for existing sources of production will be at the inlets of Buyer's Facilities at a mutually agreeable site at or near Seller's sources of production. The Delivery Points for future sources of production committed under this Contract will be established under Section B.2 of Exhibit A. Title to the gas and all its components shall pass to and vest in Buyer at the Delivery Points without regard to the purposes for which Buyer may later use or sell the gas or its components.

3. DELIVERY PRESSURE. Seller will deliver the gas at the Delivery Points at a pressure sufficient to enable it to enter Buyer's Facilities against the working pressure at reasonably uniform rates of delivery, not to exceed the maximum allowable operating pressure established by Buyer or pressures that prevent others from producing ratably. Buyer in its discretion may require that Seller install and operate a pressure relief or reduction device upstream of any Delivery Point set at the pressure designated by Buyer to limit the pressure at which Seller delivers gas, where Seller's deliveries might interfere with ratable deliveries from others or to enhance safety.

4. QUANTITY. (a) Seller shall deliver and Buyer shall purchase and take Seller's gas subject to the operating conditions and capacity of Buyer's Facilities and resale markets. Although there is no specific purchase quantity, Buyer will use commercially reasonable efforts to market gas for resale and operate its facilities in an effort to maintain consistent takes of all available quantities. If Buyer takes less than the full quantities available, Buyer will use commercially reasonable efforts to purchase gas from

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the lands covered by this Contract ratably with its purchases of similar gas in each common gathering system or area within its capabilities using existing facilities, in compliance with Buyer's existing contracts and with applicable laws and regulations, including ratable purchases from Buyer's affiliates.

(b) Seller may dispose of any gas not taken by Buyer for any reason, including events of Force Majeure, subject to Buyer's right to resume purchases at any subsequent time. If Buyer does not take gas for 15 consecutive Days and Seller secures a different temporary market, Buyer may resume purchases only upon 15 Days' advance written notice as of the beginning of a Month unless otherwise agreed.

(c) Seller will use commercially reasonable efforts to deliver gas meeting the quality requirements of Section F of Exhibit A and to avoid delivery of Inferior Liquids as defined in Section A(h) of Exhibit A. If the gas at any Delivery Point becomes insufficient in volume, quality, or pressure, Buyer may cease gas takes such Delivery Point for so long as the condition exists. If Buyer ceases taking gas under this Section for 30 consecutive Days for reasons other than quality [Section F of Exhibit A] or Force Majeure [Section H of Exhibit A], Seller may terminate this Contract with respect to the affected Delivery Points as to the then productive zones upon 30 Days' advance written notice to Buyer; provided that during the notice period Buyer may resume consistent takes and purchases, and thereby avoid Contract termination under Seller's notice.

5. **PRICE.**

5.1 **Consideration.** As full consideration for the gas and all its components delivered to Buyer each Month, Buyer shall pay Seller (i) **80%** of the net value determined under Section 5.2 below for Residue Gas attributable to Seller's gas, and (ii) **80%** of the net value determined under Section 5.3 below for any recovered NGLs attributable to Seller's gas. No separate payment or value calculation is to be made under this Contract for helium, sulfur, CO_2, other non-hydrocarbons, or for Inferior Liquids.

5.2 **Residue Gas Value.** The net Residue Gas value will be determined by multiplying the MMBtus of Residue Gas attributable to Seller times ninety eight percent (98%) of the "Index Price," which will be the price per MMBtu published in *Inside F.E.R.C.'s Gas Market Report* in its first publication of the Month in which the gas is delivered for "Prices of Spot Gas Delivered to Pipelines" for Panhandle Eastern Pipe Line Company Texas, Oklahoma (Mainline). If this price quotation is discontinued or materially modified, its successor will be used, or in the absence of a successor, Buyer will select another publication that enables calculation of an Index Price closely comparable to that previously used. If a change in the Index Price calculation becomes necessary, Buyer will so inform Seller

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POPI Fixed Eff GPC PSS 8-1-05

by written notice, setting forth the changes. If Buyer installs or operates additional facilities downstream from Buyer's Facilities to provide resale markets and/or to meet the specifications of Buyer's resale purchasers or transporters, Buyer may deduct the reasonable cost (including return on and of investment) of installation and operation of those added facilities. For Months in which Buyer installs a new Delivery Point or Seller ties in a new well behind an existing Delivery Point during a Month, Buyer may elect to use instead for pricing of the gas production from the new source for the first partial Month the "Daily Price Survey" as quoted by *Gas Daily* for Panhandle Eastern Pipe Line Company: Texas, Oklahoma (mainline) less $0.10/MMBtu, or another daily price index publication representative of gas prices for the Texas-Oklahoma Panhandle area.

5.3 **NGL Value.** The net value from the sale of any recovered NGLs allocable to Seller shall be determined by multiplying the quantity of each NGL component allocable to Seller's gas by the average price per gallon for each NGL component f.o.b. Buyer's Facilities. "Average price" as to each NGL component shall mean the simple average of the midpoint of the daily high/low spot price for (i) ethane, (ii) propane, (iii) isobutane, (iv) normal butane, and (v) natural gasoline (pentanes and heavier) during the month as reported for the Conway In-Well Spot Gas Liquids Price published by the *Oil Price Information Service* (or in its absence, a comparable successor publication designated by Buyer) less a transportation, fractionation, and storage ("TF&S") fee of $0.0701 per gallon. As of the beginning of each calendar year beginning with 2007, Buyer will adjust the current year's TF&S fee upward or downward as follows, but it will never be less than the initial fee. Buyer will adjust the TF&S fee by an amount equal to the annual percentage of change in the preliminary estimate of the implicit price deflator, seasonally adjusted, for the gross domestic product ("GDP") as computed and most recently published by the U.S. Department of Commerce, rounded to the nearest 100th cent, or in its absence, a similar successor adjustment factor designated by Buyer.

5.4 **Low Volume Delivery Points.** The price for gas delivered at any metered Delivery Points at which the volume delivered to Buyer has been less than 450 Mcf per Month for 3 consecutive Months will be reduced to one-half (½) of that computed under Sections 5.1, 5.2, and 5.3 effective the first Day of the Month following the 3 Month period. The price for gas from the affected Delivery Points will remain so reduced until the quantity delivered from the Delivery Point is again at least 450 Mcf per Month for 3 consecutive Months effective as of the first Day of the following Month.

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POPI Fixed Eff GPC PSS 8-1-05

5.5 Allocation of Residue Gas and NGLs. Buyer will determine the Residue Gas and NGLs attributable to Seller using the following definitions and procedures. Additional definitions are in Section A of Exhibit A. From time to time Buyer may make changes and adjustments in its allocation methods if it believes it will improve accuracy or efficiency.

a. Field Compression. All compression downstream from the Delivery Points, including that adjacent to the plant inlet, that compresses gas to the plant inlet pressure.

b. Low Pressure Gas. Any gas delivered by Seller into Buyer's Facilities at pressures that allow receipt at Buyer's Field Compression at a compressor station inlet pressure equal to or less than zero pounds psig.

c. Intermediate Pressure Gas. Any gas delivered by Seller into Buyer's Facilities at pressures that allow receipt at Buyer's Field Compression at a compressor station inlet pressure of greater than zero pounds (0#) psig.

d. High Pressure Gas. Any gas delivered by Seller into Buyer's Facilities that is not compressed by Field Compression.

e. Plant Inlet Gallons. The quantity of each NGL component attributable to Seller delivered to the plant inlet will be determined by multiplying the gallons of each component contained in the gas delivered by Seller at each Delivery Point by the applicable percentage as follows:

Pressure	Percentage
High Pressure	90%
Intermediate Pressure	88%
Low Pressure	85%

f. NGLs Attributable to Seller. The quantity of each NGL component attributable to Seller's gas will be determined by multiplying Seller's Plant Inlet Gallons times fixed recovery percentages as follows:

Ethane	50%
Propane	90%
Iso & Normal Butanes	95%
Pentanes & Heavier	95%

g. Residue Gas Attributable to Seller. The MMBtus of Residue Gas attributable to Seller will be the sum of the MMBtus of methane and heavier hydrocarbons contained in the gas delivered at the Delivery Points by Seller, less the MMBtus contained in the NGL gallons allocated to Seller's gas determined under Section 5.5(f) above, less the applicable percentage below of the MMBtus delivered at each Delivery Point for gathering and plant fuel, losses, and unaccountables:

High Pressure	10%
Intermediate Pressure	12%
Low Pressure	15%

Whenever Force Majeure or maintenance needs prevent normal gathering and processing operations for Seller's gas, fixed recovery percentages will not apply, and Seller's attributable NGL gallons and Residue Gas will be based on Seller's pro rata share of actual gathering and processing results during those periods based on gas compositions, volumes from each common source, and an equitable distribution among suppliers of fuel, losses, and unaccountables, in a manner similar to

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POPI Fixed Eff GPC PSS 8-1-05

that used for Buyer's purchase contracts that call for allocations based on actual results. Buyer will include the adjusted overall monthly recoveries in its monthly gas statement to Seller.

5.6 **Price Renegotiation Rights**. Notwithstanding the foregoing provisions of this Section 5, PRICE, if at any time, and from time to time, Buyer in its reasonable judgment determines that at any or all Delivery Points, regulatory or operating conditions relating to Buyer's Facilities or market conditions relating to Buyer's purchase of gas or resale of Residue Gas and NGLs indicate that a downward price revision is necessary or appropriate, then Buyer may notify Seller of Buyer's intent to renegotiate Seller's price and pricing basis or to terminate this Contract, upon 30 Days advance written notice from Buyer to Seller prior to the proposed effective date. If Seller is not willing to accept a renegotiated price nominated by Buyer, then as to all gas affected by Buyer's notice, Seller may (i) cause a renegotiation of pricing percentages or (ii) terminate this Contract as to the affected gas by written notice to Buyer at any time prior to the effective date of Buyer's nominated price. Whether or not notice of termination is given by Seller within the prescribed period, if Seller makes and Buyer accepts deliveries of gas from the affected sources after the effective date of the price change, Seller will be deemed to have accepted Buyer's nominated price for those deliveries.

6. **TERM.** This Contract shall be in force for a primary term extending through June 30, 2012, and from year to year thereafter until canceled by either party as of the end of the primary term or any anniversary thereafter by giving the other party at least 60 Days' but no more than 120 Days' advance written notice of termination.

7. **ADDRESSES AND NOTICES.** Either party may give notices to the other party or parties by first class mail postage prepaid, by overnight delivery service, or by facsimile with receipt confirmed at the following addresses or other addresses furnished by a party by written notice. Unless Seller objects in writing, Buyer may also use Seller's current address for payments for notice purposes. Any telephone numbers below are not allowed under this Contract, except that notices and hand-signed amendments may be delivered by facsimile with receipt confirmed, as stated above.

Notices to Seller - Correspondence

Gryphon Production
Attn: Gas Contract Administration
P.O. Box 742
Pampa, Texas 79066
PHONE: (806) 688-9697
FAX: (806) 688-9316

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POPI Fixed Eff GPC PSS 8-1-05

Notices to Buyer - General: (Gas Acquisitions and Accounting)	DCP Midstream, LP Gas Acquisitions 6120 S. Yale, Suite 1100 Tulsa, OK 74136 PHONE: (918) 492-3331 FAX: (918) 524-0995
Ownership Changes, Division Orders	DCP Midstream, LP Division Orders 6120 S. Yale, Suite 1100 Tulsa, OK 74136 PHONE: (918) 492-3331 FAX: (918) 524-0997

8. <u>TERMINATION OF PRIOR CONTRACTS AND RELEASE</u>.

8.1 <u>Termination and Release</u>. This Contract terminates and supersedes any prior contracts for the sale or handling of gas between the parties or their predecessors in interest that apply or applied to any gas produced from any sources covered by this Contract effective as of its date. In negotiating the terms of this Contract, the parties have compromised and settled any and all price, fee, payment, and other disputes relating to or under the superseded contract(s). In consideration of the covenants contained herein, each party hereby releases the other party, its affiliates, and its predecessors in interest under the prior contracts from any causes of action, claims, and liabilities (i) that they failed to pay the full prices or fees under the prior contracts, including interest, (ii) that they failed to perform any other obligation under the prior contracts, and (iii) arising from their relationship as parties to the prior contracts.

8.2 <u>Exceptions</u>. This termination and release does not include, and the parties expressly retain, the right to receive payments under the prior contract(s) for current gas production for which payment is not yet due and for which a party has not yet made payment in the ordinary course of business. This mutual release also does not include matters relating to title to gas and gas processing rights, Seller's obligations for payment of third parties and severance taxes, related interest and penalties, or gas imbalances under prior gathering or take in kind agreements.

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POPI Fixed Eff GPC PSS 8-1-05

The parties have signed this Contract by their duly authorized representatives as of the date first set forth above.

GRYPHON PRODUCTION	DCP MIDSTREAM, LP
By [signature]	By [signature]
Title President	Title Managing Director
Executed on 7/13/2007 Seller	Executed on: 8/9/07 Buyer

Signature Sheet for Gas Purchase Contract
Dated as of July 1, 2007

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POPI Fixed Eff GPC PSS 8-1-05

PAM0635000

EXHIBIT A
TO GAS PURCHASE CONTRACT
Between GRYPHON PRODUCTION as Seller
And DCP MIDSTREAM, LP as Buyer
Dated July, 1 2007

GENERAL TERMS & CONDITIONS

A. DEFINITIONS

Except where the context indicates a different meaning or intent, and whether or not capitalized, the following terms will have meanings as follows:

a. Affiliate – a company (i) in which a party owns directly or indirectly 50% or more of the issued and outstanding voting stock or other equity interests; (ii) which owns directly or indirectly 50% or more of the issued and outstanding voting stock or equity interests of the party; (iii) in which a company described in (ii) owns, directly or indirectly, 50% or more of the issued and outstanding voting stock or other equity interests, and (iv) coventurers of Buyer's parent DCP Midstream, LLC or its successors.

b. Btu – British thermal unit, or the quantity of heat required to raise the temperature of 1 pound of water 1° F. at a starting temperature of 58.5° F. MMBtu - one million Btus.

c. Buyer's Facilities – the gas delivered by Seller will be gathered in gathering systems and may be redelivered to a gas processing plant or plants for the removal of NGLs together with gas produced from other properties. The gathering systems and plant or plants, or successor facilities, are "Buyer's Facilities" whether owned by buyer, an affiliate of Buyer, or an unaffiliated third party. No facilities downstream of the processing plant or plants other than short connecting lines to transmission lines are included in "Buyer's Facilities."

d. Day – a period of 24 consecutive hours beginning and ending at 9 a.m. local time or other 24 hour period designated by Buyer and a downstream pipeline.

e. Delivery Points – whether one or more, see Sections 2, B.1 and B.2.

f. Force Majeure – see Section H.2 below.

g. Gas or gas – all natural gas that arrives at the surface in the gaseous phase, including all hydrocarbon and non-hydrocarbon components, casinghead gas produced from oil wells, gas well gas, and stock tank vapors.

h. Inferior Liquids – Mixed crude oil, slop oil, salt water, nuisance liquids, and other liquids recovered by Buyer in its gathering system or at plant inlet receivers. Revenues from Inferior Liquids, drips, and other gathering system liquids will be retained by Buyer to defray costs of treating and handling; Buyer will not allocate or pay for those liquids.

i. Mcf – 1,000 cubic feet of gas at standard base conditions of 60°F and 14.65 psia.

j. MMcf – 1,000 Mcf.

k. Month – a calendar month beginning on the first Day of a month.

l. NGL or NGLs – natural gas liquids, or ethane and heavier liquefiable hydrocarbons separated from gas and any incidental methane in NGL after processing.

m. psi – pounds per square inch; psia – psi absolute; psig – psi gauge.

n. Residue Gas – merchantable hydrocarbon gas available for sale from Buyer's Facilities remaining after processing, and hydrocarbon gas resold by Buyer without first being processed.

o. TF&S – NGL transportation, fractionation, and storage, see Section 5.3.

B. DELIVERY DATE; COMPRESSION

B.1 Connected Sources Delivery Date. As to committed sources of production already connected to Buyer's Facilities, deliveries under this Contract will commence as of the date of the Contract.

B.2 Additional Sources. As to sources not yet connected, Seller will commence and complete with due diligence the construction of the facilities necessary to enable Seller to deliver the committed gas at the Delivery Points and Buyer will cause prompt commencement and complete with due diligence the construction of the facilities necessary and economically feasible to enable Buyer or its gas gathering contractor to receive deliveries of gas at the Delivery Points. If Buyer determines it is not profitable to construct the facilities, Seller will have the option to construct facilities necessary to deliver gas into Buyer's then existing facilities. If neither Buyer nor Seller elect to construct the necessary facilities, either party may cancel this Contract as to the affected gas upon 15 Days advance written notice to the other.

B.3 <u>Delivery Rates</u>. Seller will have agents or employees available at all reasonable times to receive advice and directions from Buyer for changes in the rates of delivery of gas as required from time to time.

B.4 <u>Options to Compress</u>. If Seller's wells become incapable of delivering gas into Buyer's Facilities, neither party will be obligated to compress, but either party will have the option to do so. If neither party elects to compress within a reasonable time after the need for compression appears, Buyer upon written request of Seller will either arrange promptly to provide compression or as Seller's sole remedy, release the affected gas sources as to the then-producing formations from commitment under this Contract. If Buyer provides additional compression, the price to be paid by Buyer for Seller's gas shall be reduced by a reasonable compression fee that allows recovery of the related fuel and provides Buyer a reasonable return on investment.

C. RESERVATIONS OF SELLER

C.1 <u>Reservations</u>. Seller reserves the following rights with respect to its interests in the oil and gas properties committed by Seller to Buyer under this Contract together with sufficient gas to satisfy those rights:

a. To operate Seller's oil and gas properties free from control by Buyer as Seller in Seller's sole discretion deems advisable, including without limitation the right, but never the obligation, to drill new wells, to repair and rework old wells, renew or extend, in whole or in part, any oil and gas lease covering any of the oil and gas properties, and to abandon any well or surrender any such oil and gas lease, in whole or in part, when no longer deemed by Seller to be capable of producing gas in paying quantities under normal methods of operation.

b. To use gas for developing and operating Seller's oil and gas properties committed under this Contract and to fulfill obligations to Seller's lessors for those properties.

c. To pool, combine, and unitize any of Seller's oil and gas properties with other properties in the same field, and to alter pooling, combinations, or units, in which event this Contract will cover Seller's allocated interest in unitized production insofar as that interest is attributable to the oil and gas properties committed under this Contract, and the description of property committed will be considered to have been amended accordingly.

C.2 <u>Exception</u>. Notwithstanding Section C.1, Seller will not engage in any operation, including without limitation reinjection, recycling, or curtailment, that would materially reduce the amount of gas available for sale to Buyer except upon 120 Days advance written notice to Buyer, or as much advance notice as is feasible under the circumstances. If Seller ceases or materially curtails deliveries to Buyer under this Section C, the Contract term will be extended by the duration of the interruptions and curtailments. Buyer will own and be entitled to collect and pay Seller for any NGLs that condense or are manufactured from gas during any of Seller's operations, excluding crude oil and distillate recovered from gas by conventional type mechanical separation equipment and not delivered to Buyer.

D. METERING AND MEASUREMENT

D.1 <u>Buyer to Install Meters</u>. Buyer will own, maintain and operate orifice meters or other measuring devices of standard make at or near the Delivery Points. Except as otherwise specifically provided to the contrary in this Section D, orifice meters or other measurement devices will be installed and volumes computed in accordance with accepted industry practice. Buyer may re-use metering equipment not meeting current standards but meeting 1985 or later published standards for gas sources not expected to deliver in excess of 100 Mcf per Day. A party providing compression facilities will also provide sufficient pulsation dampening equipment to prevent pulsation from affecting measurement at the Delivery Points. Electronic recording devices may be used. Seller will have access to Buyer's metering equipment at reasonable hours, but only Buyer will calibrate, adjust, operate, and maintain it.

D.2 <u>Unit of Volume</u>. The unit of volume will be one cubic foot of gas at a base temperature of 60°F and at a pressure base of 14.65 psia. Computations of volumes will follow industry accepted practice.

D.3 <u>Pressure, Temperature</u>. Buyer may measure the atmospheric pressure or may assume the atmospheric pressure to be 13.2 psia. Buyer may determine the gas temperature by using a recording thermometer; otherwise, the temperature will be assumed to be 60°F.

D.4 <u>Check Meters</u>. Seller may install, maintain, and operate in accordance with accepted industry practice at its own expense pressure regulators and check measuring equipment of standard make using separate taps. Check meters shall not interfere with operation of Buyer's equipment. Buyer will have access to Seller's check measuring equipment at all reasonable hours, but only Seller will calibrate, adjust, operate, and maintain it.

D.5 <u>Meter Tests</u>. Not less frequent than annually, Buyer will verify the accuracy of Buyer's measuring equipment, and Seller or its lease operator will verify the accuracy of any check measuring equipment. If Seller's lease operator or Buyer notifies the other that it desires a special test of any measuring equipment, they will

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POPI Fixed Eff GPC1-24-07

cooperate to secure a prompt verification of the accuracy of the equipment. If either at any time observes a variation between the delivery meter and the check meter, it will promptly notify the other, and both will then cooperate to secure an immediate verification of the accuracy of the equipment. Only if so requested in advance by Seller in writing, Buyer will give Seller's lease operator reasonable advance notice of the time of all special tests and calibrations of meters and of sampling for determinations of gas composition and quality, so that the lease operator may have representatives present to witness tests and sampling or make joint tests and obtain samples with its own equipment. Seller will give or cause its lease operator to give reasonable advance notice to Buyer of the time of tests and calibrations of any check meters and of any sampling by Seller for determination of gas composition and quality.

D.6 <u>**Correction of Errors.**</u> If at any time any of the measuring or testing equipment is found to be out of service or registering inaccurately in any percentage, it will be adjusted promptly to read accurately within the limits prescribed by the manufacturer. If any measuring equipment is found to be inaccurate or out of service by an amount exceeding the greater of (i) 2.0 percent at a recording corresponding to the average hourly rate of flow for the period since the last test, or (ii) 100 Mcf per Month, then previous readings will be corrected to zero error for any known or agreed period. The volume of gas delivered during that period will be estimated by the first feasible of the following methods:

(i) Using the data recorded by any check measuring equipment if registering accurately;
(ii) Correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculation; or
(iii) Using deliveries under similar conditions during a period when the equipment was registering accurately.

No adjustment will be made for inaccuracies unless they exceed the greater of (i) 2.0 percent of affected volumes, or (ii) 100 Mcf per Month.

D.7 <u>**Meter Records.**</u> The parties will preserve for a period of at least two years all test data, charts and similar measurement records. The parties will raise metering questions as soon as practicable after the time of production. No party will have any obligation to preserve metering records for more than two years except to the extent that a metering question has been raised in writing and remains unresolved.

E. DETERMINATION OF GAS COMPOSITION, GRAVITY, AND HEATING VALUE

Annually, or more often as Buyer deems advisable, Buyer will obtain a representative sample of Seller's gas delivered at each Delivery Point; Buyer may use spot sampling, continuous samplers or on-line chromatography. By chromatography or other accepted method in the industry, Buyer will determine the composition, gravity and gross heating value of the hydrocarbon components of Seller's gas in Btu per cubic foot on a dry basis at standard conditions, then adjusting the result for the water vapor content of the gas (by either the volume or Btu content method), using an industry accepted practice. No heating value will be credited for Btus in H_2S or other non-hydrocarbon components. The first determination of Btu content for Seller's deliveries will be made within a reasonable time after deliveries of gas begin. If continuous samplers or on-line chromatography are used, the determinations will apply to the gas delivered while the sampler was installed. If not, the determination will apply until the first Day of the Month following the next determination.

F. QUALITY OF GAS

F.1 <u>**Quality Specifications.**</u> The gas shall be merchantable natural gas, at all times complying with the following quality requirements. The gas shall be commercially free of crude oil, water in the liquid phase, brine, air, dust, gums, gum-forming constituents, bacteria, and other objectionable liquids and solids, and not contain more than:

a. ¼ grain of H_2S per 100 cubic feet.
b. 5 grains of total sulfur nor more than 7 grain of mercaptan per 100 cubic feet.
c. 2 mole percent of carbon dioxide.
d. 3 mole percent of nitrogen.
e. 10 parts per million by volume of oxygen, and not have been subjected to any treatment or process that permits or causes the admission of oxygen, that dilutes the gas, or otherwise causes it to fail to meet these quality specifications.
f. 5 mole percent of combined carbon dioxide, nitrogen, and oxygen.

The gas shall:

g. Not exceed 120°F in temperature at the Delivery Point.
h. Have a total heating value of at least 1050 Btus per cubic foot.

i. If a third party pipeline receiving the gas delivered has more stringent quality specifications than those stated above, Seller's gas shall conform to the more stringent pipeline quality standard.

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F.2 **Quality Tests.** Buyer will make determinations of conformity of the gas with the above specifications using procedures generally accepted in the gas industry. Such determinations will be made as often as Buyer reasonably deems necessary. If in the lease operator's judgment the result of any such test or determination is inaccurate, Buyer upon request will again conduct the questioned test or determination. The costs of the additional test or determination will be borne by Seller unless it shows the original test or determination to have been materially inaccurate.

F.3 **Separation Equipment.** Seller will employ only conventional mechanical separation equipment at all production sites covered by this Contract. Low temperature, absorption, and similar separation facilities are not considered conventional mechanical separation equipment. Except for liquids removed through operation of conventional mechanical separators and except for removal of substances as required to enable Seller to comply with this Section F, no components of the gas will be removed prior to delivery to Buyer.

F.4 **Rights as to Off Specification Gas.**

a. If any of the gas delivered by Seller fails to meet the quality specifications stated in this Section, Buyer may at its option accept delivery of and pay for such gas or discontinue or curtail taking of gas at any Delivery Point whenever its quality does not conform to the quality specifications. If Buyer accepts delivery of off specification gas from Seller or incurs costs relating to inferior gas quality in its gathering system, Buyer may deduct from the proceeds otherwise payable a reasonable fee for monitoring the gas quality and treating and handling the gas. Buyer typically adjusts gas quality deduction levels annually, but may do so more often if needed.

b. If Buyer is declining to take off quality gas, Seller may by written notice to Buyer request a release of the affected gas from commitment under this Contract. In response, Buyer will within 30 Days either (i) waive its right to refuse to take the affected off quality gas (subject to its right to charge treating fees under this Section F) and again take gas from the affected sources, or (ii) release the affected gas from commitment under this Contract.

G. BILLING AND PAYMENT

G.1 **Statement and Payment Date.** Buyer will render to Seller on or before the last Day of each Month a statement showing the volume of gas delivered by Seller during the preceding Month. Buyer will make payment to Seller on or before the last Day of each Month for all gas delivered during the preceding Month. As between the parties, late payments by Buyer and recoupments/refunds from Seller will carry simple interest at the lower of 6% per annum or the maximum lawful interest rate; provided that no interest will accrue as to Monthly principal amounts of less than $1,000 due for less than one year when paid. The parties waive any rights to differing interest rates. Except as limited in Section G.2 below, Buyer may recover any overpayments or collect any amounts due from Seller to Buyer for any reason at any time under this or other transactions by deducting them from proceeds payable to Seller.

G.2 **Audit Rights; Time Limit to Assert Claims.**

a. Each party will have the right during reasonable business hours to examine the books, records and charts of the other party to the extent necessary to verify performance of this Contract and the accuracy of any payment, statement, charge or computation upon execution of a reasonable confidentiality agreement. If any audit examination or review of the party's own records reveals an inaccuracy in any payment, the appropriate adjustment will promptly be made.

b. No adjustment for any billing or payment shall be made, and payments shall be final after the lapse of two years from their due date except as to matters that either party has noted in a specific written objection to the other party in writing during the two year period, unless within the two year period Buyer has made the appropriate correction. However, Seller's responsibilities for severance taxes and third party liabilities and related interest are not affected by this subsection.

c. No party will have any right to recoup or recover prior overpayments or underpayments that result from errors that occur in spite of good faith performance if the amounts involved do not exceed $10/Month/meter. Either party may require prospective correction of such errors.

G.3 **Metering Records Availability.** Buyer will not be required to furnish gas volume records relating to electronic recording devices for gas meters other than daily volume information unless there are indications the meter was not operating properly.

H. FORCE MAJEURE

H.1 **Suspension of Performance.** If either party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Contract, other than to make payments due, the obligations of that party, so far as they are affected by Force Majeure, will be suspended during the continuance of any inability so caused, but for no longer period.

H.2 **Force Majeure Definition.** "Force Majeure" means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances,

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fires, explosions, breakage or accidents to machinery or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of wells or sources of supply of gas, inability to obtain at reasonable cost servitudes, right of way grants, permits, governmental approvals, or licenses, inability to obtain at reasonable cost materials or supplies for constructing or maintaining facilities, and other causes, whether of the kind listed above or otherwise, not within the control of the party claiming suspension and which by the exercise of reasonable diligence the party is unable to prevent or overcome.

H.3 **Labor Matters Exception.** The settlement of strikes or lockouts will be entirely within the discretion of the party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances when that course is considered inadvisable is not required.

I. WARRANTY OF TITLE

Seller warrants that it has good title and processing rights to the gas delivered, free and clear of any and all liens, encumbrances, and claims, and that Seller has good right and lawful authority to sell the same. Seller grants to Buyer the right to process Seller's gas for extraction of NGLs and other valuable components. If Seller's title or right to receive any payment is questioned or involved in litigation, Buyer will have the right to withhold the contested payment without interest until title information is received, during the litigation, until the title or right to receive the questioned payments is freed from question, or until Seller furnishes security for repayment acceptable to Buyer. Without impairment of Seller's warranty of title to gas and gas processing rights, if Seller owns or controls less than full title to the gas delivered, payments will be made only in the proportion that Seller's interest bears to the entire title to the gas.

J. ROYALTY AND OTHER INTERESTS

J.1 **Seller's Responsibility.** Seller is responsible for all payments to the owners of all working interests, mineral interests, royalties, overriding royalties, bonus payments, production payments, and the like. Buyer assumes no direct liability to Seller's working or mineral interest, royalty, or other interest owners under this Contract. For federal and Indian leases, Buyer may at any time require Seller to sign and furnish a Payor Information Form or other papers to the Minerals Management Service or successor agency to cover Buyer's royalty payments for Seller and to verify Buyer's refusal to assume Seller's lease royalty payment obligations.

J.2 **Buyer's Payment Services.** At Seller's request, Buyer agrees to deduct from payments to Seller and to disburse other working and mineral interests, royalties, overriding royalties, other working interests, bonus payments, production payments, and the like as Seller directs from time to time on Seller's behalf. In return, Buyer shall retain from the proceeds otherwise due Seller a Monthly fee of $35.00 per well or other settlement payment basis. Buyer reserves the right to adjust this fee upon advance written notice to Seller.

Seller may at any time upon reasonable advance written notice effective as of the end of a Month cease Buyer's payments under this Section J and assume the payments.

J.3 **Buyer's Reliance on Ownership Information.** Buyer shall not commence payments for any Month under Section J.2 until 30 Days after receipt from Seller of all title information and executed payment directions necessary for such payments. Payments on behalf of Seller shall include penalties and interest when payable under applicable laws or regulations. Buyer shall deduct all such payments, penalties, and interest from the amounts otherwise due Seller. Buyer may at any time upon at least 30 Days advance written notice cease disbursements on behalf of Seller under Sections J.2 and J.3 as of the end of any Month.

K. SEVERANCE AND SIMILAR TAXES

K.1 **Included in Price.** Reimbursement to Seller for Seller's full liability for severance and similar taxes levied upon Seller's gas production is included in the prices payable under this Contract, regardless of whether some included interests may be exempt from taxation.

K.2 **Tax Responsibilities and Disbursements.** Seller shall bear, and unless otherwise required by law, will pay to taxing authorities all severance, production, excise, sales, gross receipts, occupation, and other taxes imposed upon Seller with respect to the gas on or prior to delivery to Buyer. Buyer will bear and pay all taxes imposed upon Buyer with respect to the gas after delivery to Buyer.

L. INDEMNIFICATION AND RESPONSIBILITY FOR INJURY OR DAMAGE

L.1 **Title, Royalty, and Severance Taxes.** **SELLER RELEASES AND AGREES TO DEFEND, INDEMNIFY, AND SAVE BUYER, ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES, AND AGENTS ("BUYER INDEMNITEES") HARMLESS FROM AND AGAINST ALL CLAIMS, CAUSES OF ACTION, LIABILITIES, AND COSTS (INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS OF INVESTIGATION AND DEFENSE) RELATING TO (a) SELLER'S TITLE TO GAS AND GAS PROCESSING**

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RIGHTS, (b) PAYMENTS FOR WORKING, MINERAL, ROYALTY AND OVERRIDING ROYALTY AND OTHER INTERESTS, AND (c) SALES, SEVERANCE, AND SIMILAR TAXES, THAT ARE THE RESPONSIBILITY OF SELLER UNDER SECTIONS I, J, AND K ABOVE.

L.2 Responsibility for Injury or Damage. As between the parties, Seller will be in control and possession of the gas deliverable hereunder and responsible for any injury or damage relating to handling or delivery of gas until the gas has been delivered to Buyer at the Delivery Points; after delivery, Buyer will be deemed to be in exclusive control and possession and responsible for any injury or damage relating to handling or gathering of gas. THE PARTY HAVING RESPONSIBILITY UNDER THE PRECEDING SENTENCE SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD THE OTHER PARTY, ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES, AND AGENTS HARMLESS FROM AND AGAINST ALL CLAIMS, CAUSES OF ACTION, LIABILITIES, AND COSTS (INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS OF INVESTIGATION AND DEFENSE) ARISING FROM ACTUAL AND ALLEGED LOSS OF GAS, PERSONAL INJURY, DEATH, AND DAMAGE FOR WHICH THE PARTY IS RESPONSIBLE UNDER THIS SECTION; PROVIDED THAT NEITHER PARTY WILL BE INDEMNIFIED FOR ITS OWN NEGLIGENCE OR THAT OF ITS AGENTS, SERVANTS, OR EMPLOYEES.

M. RIGHT OF WAY

Insofar as Seller's lease or leases permit and insofar as Seller or its lease operator may have any rights however derived (whether pursuant to oil and gas lease, easement, governmental agency order, regulation, statute, or otherwise), Seller grants to Buyer and Buyer's gas gathering contractor, if any, and their assignees the right of free entry and the right to lay and maintain pipelines, meters, and any equipment on the lands or leases subject to this Contract as reasonably necessary in connection with the purchase or handling of Seller's gas. Upon written request from Buyer to Seller, Seller shall grant, in writing, to Buyer or Buyer's designee, recordable rights of ingress and egress as necessary or appropriate for the purposes of complying with the terms of this Contract. All pipelines, meters, and other equipment placed by Buyer or Buyer's contractors on the lands and leases will remain the property of the owner and may be removed by the owner at any time. Without limitation, Buyer or its gathering contractor may disconnect and remove measurement and other facilities from any Delivery Point due to low volume, quality, term expiration, or other cause.

N. ASSIGNMENT

N.1 **Binding on Assignees.** Either party may assign this Contract. This Contract is binding upon and inures to the benefit of the successors, assigns, heirs, personal representatives, and representatives in bankruptcy of the parties, and, subject to any prior dedications by the assignee, shall be binding upon any purchaser of Buyer's Facilities and upon any purchaser of the properties of Seller subject to this Contract. Nothing contained in this Section will prevent either party from mortgaging its rights as security for its indebtedness, but security is subordinate to the parties' rights and obligations under this Contract.

N.2 **Notice of Assignment.** Any assignment or sublease by Seller of any oil and gas properties or any gas rights contracted to Buyer will be made expressly subject to the provisions of this Contract. No transfer of or succession to the interest of Seller, however effected, will bind Buyer unless and until the original instrument or other proper proof that the claimant is legally entitled to an interest has been furnished to Buyer at its Division Order address noted in the Notices Section or subsequent address.

O. MISCELLANEOUS PROVISIONS

O.1 **Governing Law.** THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, without reference to those that might refer to the laws of another jurisdiction.

O.2 **Default and Nonwaiver.** A waiver by a party of any one or more defaults by the other in the performance of any provisions of this Contract will not operate as a waiver of any future default or defaults, whether of a like or different character.

O.3 **Counterparts.** This Contract may be executed in any number of counterparts, all of which will be considered together as one instrument, and this Contract will be binding upon all parties executing it, whether or not executed by all parties owning an interest in the producing sources affected by this Contract. Signed copies of this Contract and facsimiles thereof shall have the same force and effect as originals.

O.4 **Negotiations; Entire Agreement; Amendment; No Third Party Beneficiaries.** The language of this

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Contract shall not be construed in favor of or against either Buyer or Seller, but shall be construed as if the language were drafted mutually by both parties. This Contract constitutes the final and complete agreement between the parties. There are no oral promises, prior agreements, understandings, obligations, warranties, or representations between the parties relating to this Contract other than those set forth herein. All waivers, modifications, amendments, and changes to this Contract shall be in writing and executed by the authorized representatives of the parties. The relations between the parties are those of independent contractors; this Contract creates no joint venture, partnership, association, other special relationship, or fiduciary obligations. There are no third party beneficiaries of Buyer's sales contracts or of this Contract.

O.5 **<u>Ratification and Third Party Gas.</u>** Notwithstanding anything contained herein to the contrary, Buyer has no duty under this Contract to purchase or handle gas attributable to production from interests of third parties that has been purchased by Seller for resale, except that Buyer will purchase Other WI Gas. "Other WI Gas" means gas attributable to working and mineral interests owned by third parties in wells operated by Seller that are subject to this Contract that Seller has the right to market under an operating agreement. If Buyer requests in writing that Seller obtain ratification of this Contract from owners of Other WI Gas, Seller will use all reasonable commercial efforts to cause those Other WI Gas owners to execute and deliver to Buyer an instrument prepared by Buyer for the purpose of ratifying and adopting this Contract with respect to the owner's Other WI Gas, and the ratifying owner will become a party to this Contract with like force and effect as though the Other WI owner had executed this Contract as amended as of the time of the ratification, and all of the terms and provisions of this Contract as then amended will become binding upon Buyer and the ratifying owner.

O.6 **<u>Compliance with Laws and Regulations</u>.** This Contract is subject to all valid statutes and rules and regulations of any duly constituted federal or state authority or regulatory body having jurisdiction. Neither party will be in default as a result of compliance with laws and regulations.

O.7 **<u>Fees and Costs; Damages</u>.** If a breach occurs, the parties are entitled to recover as their sole and exclusive damages for breach of the price and quantity obligations under this Contract the price for gas taken by Buyer in the case of Seller and the lost margin less avoided costs in the case of Buyer. If mediation or arbitration is necessary to resolve a dispute other than one arising under the indemnification obligations of this Contract, each party agrees to bear its own attorneys' fees and costs of investigation and defense, and each party waives any right to recover those fees and costs from the other party or parties.

O.8 **<u>Mutual Waiver of Certain Remedies</u>.** Except as to the parties' indemnification obligations, NEITHER PARTY SHALL BE LIABLE OR OTHERWISE RESPONSIBLE TO THE OTHER FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, FOR LOST PRODUCTION, OR FOR PUNITIVE DAMAGES AS TO ANY ACTION OR OMISSION, WHETHER CHARACTERIZED AS A CONTRACT BREACH OR TORT, THAT ARISES OUT OF OR RELATES TO THIS CONTRACT OR ITS PERFORMANCE OR NONPERFORMANCE.

O.9 **<u>Arbitration</u>.** The parties desire to resolve any disputes that may arise informally, if possible. All disputes arising out of or relating to this Contract that are not resolved by agreement of the parties must be resolved using the provisions of this Section. To that end, if a dispute or disputes arise out of or relating to this Contract, a party shall give written notice of the disputes to the other involved parties, and each party will appoint an employee to negotiate with the other party concerning the disputes. If the disputes have not been resolved by negotiation within 30 Days of the initial dispute notice, the disputes shall be resolved by arbitration in accordance with the then current International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration and related commentary ("Rules") and this Section. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, and the Rules, to the exclusion of any provision of state law inconsistent with them. The arbitration shall be initiated by a party seeking arbitration by written notice transmitted to the other party or parties to be involved. The parties shall select one disinterested arbitrator with at least ten years' experience in the natural gas industry or ten years' experience with natural gas law, and not previously employed by either party or its affiliates, and, if possible, shall be selected by agreement between the parties. If the parties cannot select an arbitrator by agreement within 15 Days of the date of the notice of arbitration, a qualified arbitrator will be selected in accordance with the Rules. If the disputes involve an amount greater than $100,000, they will be decided by a panel of three arbitrators with the above qualifications, one selected by each party, and the third selected by the party-appointed arbitrators, or in the absence of their agreement, pursuant to the Rules. The arbitrator(s) shall resolve the disputes and render a final award in accordance with the substantive law of the state referenced in Section O.1 above, "Governing Law." The arbitrator's award will be limited by the provisions set forth in Sections O.7, "Fees and Costs; Damages" and O.8 above, "Mutual Waiver of Certain Remedies." The parties intend case specific dispute resolution; either party may opt

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out of any attempted class action for all claims of any party related to this Contract. The arbitrator(s) shall set forth the reasons for the award in writing, and judgment on the arbitration award may be entered in any court having jurisdiction.

END OF EXHIBIT A TO GAS PURCHASE CONTRACT

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PAM0608502
[formerly PAM060800R]

GAS PURCHASE CONTRACT

Between
CALDWELL PRODUCTION CO., INC. as Seller

and DUKE ENERGY FIELD SERVICES, LP as Buyer

dated April 1, 2001

INDEX

PARAGRAPH		PAGE
1.	COMMITMENT	1
2.	POINTS OF DELIVERY	1
3.	DELIVERY PRESSURE	1
4.	QUANTITY	1
5.	PRICE	2
6.	TERM	4
7.	ADDRESSES AND NOTICES	4
8.	TERMINATION OF PRIOR CONTRACTS AND RELEASE	4
	SIGNATURE PAGE	5

EXHIBIT A GENERAL TERMS AND CONDITIONS

A.	DEFINITIONS	A-1
B.	DELIVERY DATE	A-2
C.	RESERVATIONS OF SELLER	A-3
D.	METERING	A-3
E.	DETERMINATION OF GAS COMPOSITION	A-4
F.	QUALITY OF GAS	A-4
G.	BILLING AND PAYMENT	A-5
H.	FORCE MAJEURE	A-6
I.	WARRANTY OF TITLE	A-6
J.	ROYALTY	A-6
K.	SEVERANCE AND SIMILAR TAXES	A-7
L.	INDEMNIFICATION AND RESPONSIBILITY FOR INJURY OR DAMAGE	A-7
M.	RIGHT OF WAY	A-8
N.	ASSIGNMENT	A-8
O.	MISCELLANEOUS PROVISIONS	A-8

GAS PURCHASE CONTRACT

This Contract is entered as of the 1st day of April, 2001, between **CALDWELL PRODUCTION CO., INC.** ("Seller") and **DUKE ENERGY FIELD SERVICES, LP** ("Buyer").

For and in consideration of the mutual covenants contained herein, the parties agree as follows:

1. **COMMITMENT**. Seller agrees to sell and Buyer agrees to purchase gas produced from wells now or hereafter located on all oil and gas leasehold interests now or hereafter owned or controlled by Seller on or allocated to the following lands in Gray and Hutchinson Counties, Texas:

See Exhibit "B" attached

General terms and Conditions included in this Contract are attached as Exhibit A and incorporated by reference.

2. **POINTS OF DELIVERY**. The Points of Delivery of gas to be delivered by Seller to Buyer for existing sources of production shall be at the inlets of Buyer's Facilities at a mutually agreeable site at or near Seller's sources of production. The Points of Delivery for future sources of production will be established under Paragraph B.2 of Exhibit A. Title to the gas and all its components shall pass to and vest in Buyer at the Points of Delivery without regard to the purposes for which Buyer may later use or sell the gas or its components.

3. **DELIVERY PRESSURE**. Seller will deliver the gas at the Points of Delivery at a pressure sufficient to enable it to enter Buyer's Facilities against the working pressure at reasonably uniform rates of delivery, not to exceed the maximum allowable operating pressure or pressures that prevent others from producing ratably. Buyer will endeavor to maintain a working pressure at the Points of Delivery.

4. **QUANTITY**. (a) Seller shall deliver and Buyer shall purchase and take Seller's gas subject to the operating conditions and capacity of Buyer's Facilities. Although there is no specific purchase quantity, Buyer will market gas for resale and operate its facilities in an effort to maintain consistent takes of all available quantities. If Buyer takes less than the full quantities available, Buyer will purchase gas from the lands covered by this Contract ratably with its purchases of similar gas in each common gathering system or area in compliance with applicable laws and regulations, including ratable purchases from its affiliates.

(b) Seller may dispose of any gas not taken by Buyer for any reason, including events of force majeure, subject to Buyer's right to resume purchases at any subsequent time. In the event Buyer does not take gas for fifteen (15) consecutive days and Seller secures a different temporary market, Buyer may resume purchases only upon fifteen (15) days' advance written notice as of the beginning of a

1

month unless otherwise agreed.

(c) Seller will use all reasonable efforts to deliver gas meeting the quality requirements and to avoid delivery of Inferior Liquids as defined in Exhibit A, Paragraph A(g). In the event the gas at any Points of Delivery becomes insufficient in volume, quality, or pressure, Buyer may cease gas takes from those points so long as the condition exists, or may terminate this Contract as to any such gas upon thirty (30) days notice in writing to Seller. If Buyer ceases taking gas under this Paragraph for thirty (30) consecutive days for reasons other than quality [Ex. A Para. F(4)] or force majeure [Ex. A Para. H], Seller may terminate this Contract with respect to the affected sources as to the then productive zones upon thirty (30) days' written notice to Buyer; provided that during the notice period Buyer may resume consistent takes and purchases, and thereby avoid Contract termination under Seller's notice.

5. **PRICE.**

5.1 Consideration. As full consideration for the gas and all its components delivered to Buyer each month, Buyer shall pay Seller (a) the percentage determined in Table 5.1 below of the net proceeds determined under Paragraph 5.2 below for residue gas allocated to Seller's gas, and (b) the percentage determined in Table 5.1 below of the net proceeds determined under Paragraph 5.3 below for any Natural Gas Liquids ("NGL's") saved and sold in liquid form at Buyer's plant or plants allocated to Seller's gas.

Table 5.1

Average MCFD delivered hereunder in a production month	Percentage in 5.1 (a) and 5.1 (b) for such production month
1,001 and Greater MCFD	79%
501 through 1,000 MCFD	75%
101 through 500 MCFD	65%
0 through 100 MCFD	50%

5.2 Residue Gas Value. The net residue gas value shall be determined by multiplying the MMBtu's of residue gas allocable to Seller times the "Index Price," which shall be the price per MMBtu as published in *Inside F.E.R.C.'s Gas Market Report* in its first publication of the month in which the gas is delivered for "Prices of Spot Gas Delivered to Pipelines" for Northern Natural Gas Company; Texas, Oklahoma, Kansas. If this price quotation is discontinued or materially modified, its successor shall be used, or in the absence of a successor, Buyer shall select another publication that enables calculation of an Index Price closely comparable to that previously used. If a change in the Index Price calculation

2

becomes necessary, Buyer will so inform Seller by written notice, setting forth the changes.

5.3 NGL Value. The net value of any recovered NGL's allocable to Seller shall be determined by multiplying the quantity of each NGL component allocable to Seller's gas by the average price per gallon for each NGL component f.o.b. Buyer's plant or plants. The term "average price" as to each NGL component shall mean the simple average of the midpoint of the daily high/low spot price for (i) ethane, (ii) propane, (iii) isobutane, (iv) normal butane, and (v) natural gasoline (pentanes and heavier) during the month as reported for Conway/Group 140 Spot Gas Liquids Price (Mapco), Kansas by the Oil Price Information Service (or in its absence, a comparable successor publication designated by Buyer) less a transportation, fractionation, and storage ("TF&S") fee of $0.06043 per gallon. The TF&S fee for NGL components shall be adjusted as follows, but shall never be less than $0.06043 per gallon. The TF&S fee shall be adjusted at the beginning of each calendar year beginning with 2001 by an amount equal to the annual percentage change in the preliminary estimate of the implicit price deflator, seasonally adjusted, for the gross domestic product ("GDP") as computed and most recently published by the U.S. Department of Commerce, or in its absence, a similar successor adjustment factor designated by Buyer.

5.4 Allocation of Residue Gas and NGL's; Buyer's Resales. Buyer will determine the residue gas and NGL's allocable to Seller on a proportional basis by component using the definitions stated in Exhibit A, Paragraphs A(o), (p), and (t). From time to time Buyer may make changes and adjustments in its allocation methods to improve accuracy or efficiency.

5.5 Low Volume Points of Delivery. The price for gas delivered at any Points of Delivery at which the volume delivered to Buyer has been less than 450 Mcf per month for three (3) consecutive months shall be reduced to one-half (½) of that computed under Paragraphs 5.1, 5.2, and 5.3 effective the first day of the month following the three month period. The price for gas from the affected Points of Delivery shall remain so reduced until the quantity delivered from the Point of Delivery is again at least 450 Mcf per month for three (3) consecutive months effective as of the first day of the following month.

5.6 Price Renegotiation Rights. Notwithstanding the foregoing provisions of this Paragraph 5, PRICE, if at any time, and from time to time, Buyer in its sole judgment determines that at any or all Points of Delivery, regulatory or operating conditions relating to Buyer's Facilities or market conditions relating to Buyer's purchase of gas or resale of residue gas and NGL's indicate that a downward price revision is necessary or appropriate, then Buyer may elect to notify Seller of Buyer's intent to renegotiate Seller's price and pricing basis or to terminate this Contract. Any notice of renegotiation of price or termination shall be given in writing by Buyer to Seller not less than thirty (30) days prior to the

3

proposed effective date. If Seller is not willing to accept the renegotiated price nominated by Buyer, then as to all gas affected by Buyer's notice, Seller may (i) cause a renegotiation of pricing percentages or (ii) terminate this Contract as to the affected gas by written notice to Buyer at any time prior to the effective date of Buyer's nominated price. Whether or not such notice of termination is given by Seller within the prescribed period, if Seller makes deliveries of and Buyer accepts gas from the affected sources after the effective date of the renegotiation, Buyer's nominated price will be paid for such deliveries.

6. **TERM**. This Contract shall become effective April 1, 2001, for a primary term of 5 years and shall continue in effect from year to year thereafter until canceled by either party as of the end of the primary term or any anniversary thereafter by giving the other party sixty (60) days' advance written notice.

7. **ADDRESSES AND NOTICES**. Either party may give notices to the other party or parties by first class mail postage prepaid, by overnight delivery service, or by facsimile at the following addresses or other addresses furnished by a party by written notice. Unless Seller objects in writing, Buyer may also use Seller's current address for payments.

Notices to Seller:	CALDWELL PRODUCTION CO., INC. Attn: Gas Contract Administration 2518 Duncan Pampa, TX 79065 FAX:
Notices to Buyer - General:	DUKE ENERGY FIELD SERVICES, LP Gas Acquisitions 6120 S. Yale, Ste. 1100 Tulsa, OK 74136 FAX: (918) 523-1179
Accounting notices and inquiries only:	DUKE ENERGY FIELD SERVICES, LP Gas Purchase Accounting 6120 S. Yale, Ste. 1100 Tulsa, OK 74136 FAX: (918) 523-1179
Ownership changes, Division Orders:	DUKE ENERGY FIELD SERVICES, LP Division Orders 6120 S. Yale, Ste. 1100 Tulsa, OK 74136 FAX: (918) 523-1170

8. **TERMINATION OF PRIOR CONTRACTS AND RELEASE**.

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8.1 Termination and Release. This Contract terminates and supersedes any prior contracts for the sale or handling of gas between the parties or their predecessors in interest which apply or applied to any gas produced from any sources covered by this Contract effective as of its date. In negotiating the terms of this Contract, the parties have compromised and settled any and all price, payment, and other disputes relating to or under the superseded contract(s). In consideration of the covenants contained herein, each party hereby releases the other party, its affiliates, and its predecessors in interest under the prior contracts from any claims (i) that they failed to pay the full price under the prior contracts, including interest, (ii) that they failed to perform any other obligation under the prior contracts, and (iii) arising from their relationship as parties to the prior contracts.

8.2 Exceptions. This termination and release does not include, and Seller expressly retains, the right to receive payment under the prior contract(s) for current gas production for which payment is not yet due and for which Buyer has not yet made payment in the ordinary course of business. This mutual release also does not include matters relating to title to gas, obligations for payment of royalties and severance taxes, related interest and penalties.

IN WITNESS WHEREOF, the parties have hereto set their hands in person or by their duly authorized officials as of the date set forth above.

CALDWELL PRODUCTION CO., INC.

By: ______________________
Title: President
SELLER

DUKE ENERGY FIELD SERVICES, LP

By: ______________________
D. A. Stell
Vice President
BUYER
Executed on June 4, 2001.

SIGNATURE SHEET FOR GAS PURCHASE CONTRACT
DATED ______________, 2001

5

EXHIBIT A TO GAS PURCHASE CONTRACT
BETWEEN DUKE ENERGY FIELD SERVICES, LP AS "BUYER"
AND CALDWELL PRODUCTION CO., INC. AS "SELLER"
DATED April 1, 2001

GENERAL TERMS & CONDITIONS

A. DEFINITIONS

Except where the context indicates a different meaning or intent, the following terms shall have meanings as follows:

a. Affiliate - a company (i) in which a party owns directly or indirectly more than forty percent (40%) of the issued and outstanding voting stock; or (ii) which owns directly or indirectly more than forty percent (40%) of the issued and outstanding voting stock of the party; or (iii) in which a company described in (ii) owns, directly or indirectly, more than forty percent (40%) of the issued and outstanding voting stock.

b. Btu - British Thermal Unit, or the quantity of heat required to raise the temperature of one (1) pound of water one degree Fahrenheit (1°F) at a starting temperature of 59.5 degrees Fahrenheit (59.5°F). MMBtu - one million Btu's.

c. Buyer's Facilities - The gas delivered by Seller will be gathered into gathering system(s) and may be redelivered to a processing plant or plants for the removal of NGL's together with gas produced from other properties. The gathering system(s) and plant or plants, or successor facilities, are defined as "Buyer's Facilities" whether owned by Buyer, an affiliate of Buyer, or an unaffiliated third party. No facilities downstream of the processing plant or plants are included in "Buyer's Facilities."

d. Day - a period of twenty four (24) consecutive hours beginning and ending at midnight Central Time.

e. Field Compression. All compression, downstream from the Points of Delivery, whether located within the gathering system or adjacent to the plant inlet.

f. Force Majeure - see Paragraph H.2 below.

g. Gas - all natural gas available from the well(s) or acreage subject to this Contract that arrives at the surface in the gaseous phase, including all hydrocarbon and non-hydrocarbon components, casinghead gas produced from oil wells, gas well gas, stock tank vapors, and other sources of production, unless specifically excluded in the Commitment Paragraph above.

h. High Pressure Gas. Any gas delivered by Seller into Buyer's Facilities that is not compressed by Field Compression.

i. Inferior Liquids - Some mixed crude oil, slop oil, salt water, other nuisance liquids, and other liquids recovered by Buyer in its gathering system or at plant inlet receivers of insufficient quality for delivery into NGL pipelines. Revenues from Inferior Liquids will be retained by Buyer to defray costs of treating and handling; Buyer will not allocate or pay for Inferior Liquids.

j. Intermediate Pressure Gas. Any gas delivered by Seller into Buyer's Facilities at pressures that allow receipt at Buyer's Field Compression at a compressor station inlet pressure of greater than zero pounds (0#) psig.

k. Low Pressure. Any gas delivered by Seller into Buyer's Facilities at pressures that allow receipt at Buyer's Field Compression at a compressor station inlet pressure equal to or less than zero pounds (0#) psig.

l. Mcf - one thousand (1,000) cubic feet of gas at a standard condition of 60°F and 14.65 psia.

m. Month - a calendar month.

n. NGL or NGL's - ethane and heavier liquefiable hydrocarbons separated from gas. See Paragraph 5.3(i) through (v) for particular components.

o. NGL's Allocable to Seller. The quantity of each NGL component allocable to Seller's gas will be determined by multiplying the Plant Inlet Gallons allocated to Seller times fixed recovery percentage decimals as follows:

Ethane	50%
Propane	90%
Iso & Normal Butanes	95%
Pentanes & Heavier	95%

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Whenever force majeure prevents normal processing operations, fixed recovery percentages will not apply during the event of force majeure, and Seller's allocable NGL gallons will be based on Seller's proportional share of any actual processing results during that period. Buyer will include the adjusted overall monthly recoveries in its monthly gas statement to Seller.

p. Plant Inlet Gallons. The quantity of each NGL component delivered to the plant inlet will be determined by multiplying the gallons of each component contained in the gas delivered by Seller, determined by chromatographic analysis or other accepted method in the industry, by the applicable percentage as follows:

Pressure	Percentage
High Pressure	90%
Intermediate Pressure	88%
Low Pressure	85%

q. Points of Delivery - whether one or more, see Paragraphs 2, B.1, and B.2.

r. psi - pounds per square inch; psia - psi absolute; psig - psi gauge.

s. Residue gas - merchantable gas available for sale from Buyer's Facilities after processing and gas resold without first being processed.

t. Residue Gas Allocable to Seller. The MMBtu's of residue gas allocable to Seller shall be the sum of the MMBtu's of methane and heavier hydrocarbons contained in the gas delivered at the Points of Delivery by Seller, determined by chromatographic analysis or other accepted method in the industry, less the MMBtu's contained in the NGL gallons allocated to Seller's gas as determined under Paragraph A.o. above, less the applicable percentage below of the MMBtu's delivered at the Points of Delivery for gathering fuel, losses, and unaccountables.

High Pressure	10%
Intermediate Pressure	12%
Low Pressure	15%

u. TF&S - NGL Transportation, fractionation, and storage, see Paragraph 5.3.

B. DELIVERY DATE; COMPRESSION

B.1 Existing Sources. As to sources of production existing as of the date of this Contract, Seller shall commence and prosecute with due diligence the construction of such facilities as may be necessary to enable Seller to deliver at the Points of Delivery the committed quantities of gas, and Buyer shall cause prompt commencement and prosecute with due diligence the construction of such facilities as are necessary and economically feasible to enable Buyer or its gas gathering contractor to receive deliveries of gas at the Points of Delivery.

B.2 Additional Sources. As to sources of production acquired, drilled, or discovered after the date of this Contract, Seller shall commence and prosecute with due diligence the construction of the facilities necessary to enable Seller to deliver gas at the Points of Delivery then agreed. Buyer shall cause prompt commencement and prosecute with due diligence the construction of such facilities as are necessary and economically feasible to enable Buyer or its gas gathering contractor to receive deliveries of gas at the added Points of Delivery. If Buyer determines it is not profitable to construct such facilities, Seller shall have the option to construct facilities necessary to deliver into Buyer's then existing facilities. In the event neither Buyer nor Seller elect to construct the necessary facilities, either party may cancel this Contract as to the affected gas upon written notice to the other.

B.3 Delivery Rates. Seller shall have agents or employees available at all reasonable times to receive from Buyer's dispatchers advice and directions for changes in the rates of delivery of gas as required by Buyer from time to time.

B.4 Options to Compress; Disconnection. If Seller's wells become incapable of delivering gas into Buyer's Facilities, neither party shall be obligated to compress, but either party shall have the option to do so. A party providing compression facilities shall also provide sufficient pulsation dampening equipment so that measurement at the Points of Delivery will not be affected by pulsation. If neither party elects to compress within a reasonable time after the need for compression appears, Buyer upon written request of Seller shall release the gas sources unable to deliver gas into Buyer's Facilities as to the then-producing formation(s) from commitment under this Contract.

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C. RESERVATIONS OF SELLER

C.1 Reservations. Seller reserves the following rights with respect to its interests in the oil and gas properties committed by Seller to Buyer under this Contract together with sufficient gas to satisfy such rights:

a. To operate Seller's oil and gas properties free from control by Buyer in such manner as Seller, in Seller's sole discretion, may deem advisable, including without limitation the right, but never the obligation, to drill new wells, to repair and rework old wells, renew or extend, in whole or in part, any oil and gas lease covering any of the oil and gas properties, and to abandon any well or surrender any such oil and gas lease, in whole or in part, when no longer deemed by Seller to be capable of producing gas in paying quantities under normal methods of operation.

b. To use gas for developing and operating Seller's oil and gas properties committed under this Contract and to fulfill obligations to Seller's lessors under those properties.

c. To pool, combine and unitize any of Seller's oil and gas properties with other properties in the same field, and to alter such pooling, combination, or units, in which event this Contract will cover Seller's allocated interest in unitized production insofar as that interest is attributable to the oil and gas properties committed under this Contract, and the description of property covered hereby shall be considered to have been amended accordingly.

C.2 Exception. Notwithstanding, Seller will not engage in any operation, including without limitation reinjection, recycling, or curtailment, that would materially reduce the amount of gas available for sale to Buyer except upon 120 days advance written notice to Buyer, or as much advance notice as is feasible under the circumstances. In the event Seller ceases or materially curtails deliveries to Buyer under this Paragraph C, the Contract term shall be extended by the duration of the interruptions and curtailments. Buyer shall own and be entitled to collect and pay Seller for any NGL's which condense or may be condensed or manufactured from gas during any of Seller's operations, excluding crude oil and distillate recovered from gas by conventional type mechanical separation equipment and not delivered to Buyer.

D. METERING

D.1 Buyer to Install Meter(s). Buyer shall install, maintain and operate orifice meter(s) or other measuring devices of standard make at or near the Points of Delivery. Seller, insofar as Seller's leasehold and other mineral rights enable it to do so, will furnish Buyer sites for its metering facilities. Except as otherwise specifically provided to the contrary in this Paragraph D, orifice meters or other measurement devices shall be installed and volumes computed in accordance with accepted industry practice. Electronic recording devices such as Totalflow™ or the like may be used. Seller shall have access to Buyer's metering equipment at reasonable hours, but only Buyer shall do reading, calibrating, adjusting, operation, and maintenance.

D.2 Unit of Volume. The unit of volume shall be one (1) cubic foot of gas at a base temperature of sixty degrees Fahrenheit (60°F) and at a pressure base of 14.65 psia. Computation of volumes shall be made in accordance with industry accepted practice.

D.3 Pressure, Temperature. Buyer may measure the atmospheric pressure or may assume the atmospheric pressure to be 13.2 psia. Buyer may determine the temperature of the gas by using a recording thermometer; otherwise, the temperature shall be assumed to be sixty degrees Fahrenheit (60°F). The specific gravity shall be determined semiannually or more often as Buyer deems advisable.

D.4 Check Meter(s). Seller may install, maintain, and operate in accordance with accepted industry practice at its own expense pressure regulators and check measuring equipment of standard make. Check meters shall not interfere with operation of Buyer's equipment. Buyer shall have access to Seller's check measuring equipment at all reasonable hours, but only Seller shall do reading, calibrating, adjusting, operation, and maintenance.

D.5 Meter Tests. At least twice each year Buyer shall verify the accuracy of Buyer's measuring equipment, and Seller or its lease operator shall verify the accuracy of any check measuring equipment. If Seller's lease operator or Buyer notifies the other that it desires a special test of any measuring equipment, they shall cooperate to secure a prompt verification of

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the accuracy of the equipment. If either at any time observes a variation between the delivery meter and the check meter, it will promptly notify the other, and both will then cooperate to secure an immediate verification of the accuracy of the equipment. Only if so requested in advance by Seller in writing, Buyer will give Seller's lease operator reasonable advance notice of the time of all special tests and calibrations of meters and of sampling for determinations of gas composition and quality so that the lease operator may have representatives present to witness tests and sampling or make joint tests and obtain samples with its own equipment. Seller will give or cause its lease operator to give reasonable advance notice to Buyer of the time of tests and calibrations of check meters and of any sampling by Seller for determination of gas composition and quality.

D.6 Correction of Errors. If at any time any of the measuring or testing equipment is found to be out of service or registering inaccurately in any percentage, it shall be adjusted at once to read accurately within the limits prescribed by the manufacturer. If any measuring equipment is found to be inaccurate or out of service by an amount exceeding the greater of (i) two percent (2%) at a recording corresponding to the average hourly rate of flow for the period since the last test, or (ii) 100 Mcf per month, then previous readings shall be corrected to zero error for any known or agreed period. The volume of gas delivered during that period shall be estimated by the first feasible of the following methods: (i) using the data recorded by any check measuring equipment if registering accurately; (ii) correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculation; or (iii) by estimating the quantity or quality delivered based on deliveries under similar conditions during a period when the equipment was registering accurately. No adjustment shall be made for inaccuracies that do not exceed the greater of (i) two percent (2%) of affected volumes, or (ii) 100 Mcf per month.

D.7 Meter Records. The parties shall preserve for a period of at least two (2) years all test data, charts and other similar records. The parties shall raise metering questions as soon as practicable after the time of production. No party shall have any obligation to preserve metering records for more than two (2) years except to the extent that a metering question has actually arisen and remains unresolved.

E. DETERMINATION OF GAS COMPOSITION

E.1 Semiannually, or more often as Buyer deems advisable, Buyer shall obtain a representative sample of Seller's gas delivered at each Point of Delivery; or Buyer may use continuous samplers. By means of chromatography or other accepted method in the industry, Buyer will determine the composition and gross heating value of Seller's gas in Btu per cubic foot on a water saturated basis at actual delivery conditions. The Btu content for Buyer's residue gas resales will be on an as-sold basis. The first determination of Btu content for Seller's deliveries shall be made within a reasonable time after delivery of gas begins. If continuous samplers are used, the determinations will apply to the gas delivered while the sampler was installed. If not, the determination will apply until the first day of the month following the next determination.

F. QUALITY OF GAS

F.1 Quality Specifications. The gas shall be merchantable natural gas, at all times complying with the following quality requirements. The gas shall:

a. Be practically free of crude oil, water in the liquid phase, other liquids, brine, air, impurities, and other objectionable substances.

b. Not contain more than one fourth (1/4) grain of hydrogen sulphide per 100 cubic feet of gas.

c. Not contain more than five (5) grains of total sulfur nor more than one (1) grain of mercaptan per one hundred (100) cubic feet of gas.

d. Not contain in excess of two mole percent (2%) of carbon dioxide.

e. Not contain in excess of three mole percent (3%) of nitrogen.

f. Not contain in excess of ten parts per million (10 ppm) by volume of oxygen.

g. Not contain more than five mole percent (5%) of combined carbon dioxide, nitrogen, and oxygen.

h. Not exceed one hundred and twenty degrees Fahrenheit (120°F) in temperature at the Point of Delivery.

i. Have a total heating value of not less than one

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thousand and fifty (1,050) Btu's per cubic foot.

F.2 Quality Tests. Buyer shall make determinations as to conformity of the gas with the above specifications in accordance with generally accepted procedures of the gas industry. Such determinations shall be made as often as Buyer reasonably deems necessary. If in the lease operator's judgment the result of any such test or determination is inaccurate, Buyer upon request will again conduct the questioned test or determination. The costs of the additional test or determination shall be borne by Seller unless it shows the original test or determination to have been materially inaccurate.

F.3 Separation Equipment. Seller agrees to employ only conventional mechanical separation equipment on any of the leases covered by this Contract. Low temperature, absorption, and similar separation facilities are not considered conventional mechanical separation equipment. Except for liquids removed through operation of conventional mechanical separators and except for removal of substances as required to enable Seller to comply with this Paragraph F, no components of the gas shall be removed prior to delivery to Buyer.

F.4 Rights as to Off Specification Gas. If any of the gas delivered by Seller should fail to meet the quality specifications stated in this Paragraph, Buyer may at its option accept delivery of and pay for such gas or discontinue or curtail taking of gas whenever its quality does not conform to the quality specifications. If Buyer accepts delivery of off specification gas from Seller or incurs costs relating to inferior gas quality in its gathering system, Buyer may deduct from the proceeds otherwise payable a fee to cover the actual and reasonable costs incurred by Buyer to monitor the gas quality and to treat the gas. If a gas quality issue arises and Seller concludes that it cannot economically deliver gas conforming to the specifications, Seller shall promptly so advise Buyer in writing. Within thirty (30) days of receipt of such a notice from Seller, Buyer shall give notice to Seller in writing of its election to accept or reject delivery of such gas. If Buyer rejects delivery, then Buyer's notice will terminate this Contract with respect to the off specification gas named in the notice.

F.5 H_2S Treating Fee. If the gas delivered by Seller contains H_2S in excess of one fourth (1/4) grain per 100 cubic feet as determined by Buyer through sampling, Buyer shall deduct from Seller's payment a reasonable treating fee which Buyer may adjust annually.

F.6 Oxygen. If the gas delivered by Seller contains oxygen in excess of ten parts per million (10 ppm) as determined by Buyer through sampling, Buyer shall deduct from Seller's payment a reasonable fee, that Buyer may adjust annually.

G. BILLING AND PAYMENT

G.1 Statement and Payment Date. Buyer shall render to Seller on or before the fifteenth (15th) working day of each month a statement showing the volume of gas delivered by Seller during the preceding month. Buyer shall make payment to Seller on or before the last day of each month for all gas delivered during the preceding month. As between the parties, late payments by Buyer and recoupments/refunds from Seller shall carry simple interest at the lesser of six percent (6%) per annum or the maximum lawful interest rate; provided that no interest shall accrue as to monthly principal amounts of less than $1,000 due for less than one year when paid.

G.2 Audit Rights; Time Limit to Assert Claims. Each party shall have the right at reasonable hours to examine the books, records and charts of the other party and to review its own records to the extent necessary to verify performance of this Contract and the accuracy of any statement, charge or computation made pursuant to the provisions of this Contract. If any such examination reveals any inaccuracy in any payment, the appropriate adjustment in the billing and payment shall be promptly made. Buyer may recover any overpayments or other funds due to Buyer by setoff or recoupment from any payables to Seller. No adjustment for any billing or payment shall be made, and payments shall be considered final after the lapse of two (2) years from the rendition thereof except to the extent that (i) either party has noted a specific exception to the other party in writing during that period, or (ii) additional adjustments are required by law with respect to severance tax and royalty liabilities. No party will have any right to recoup or recover prior overpayments or underpayments that result from errors that occur in spite of good faith performance if the amounts involved do not exceed $10/month/meter. Either party may require prospective correction of such errors.

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G.3 Conflict of Interest. Seller, its employees and agents have not and shall not pay any commissions, fees, or grant any rebates to any employee, officer, or agent of Buyer nor favor them with gifts or entertainment of significant cost or value, nor enter into any business arrangement with employees, officers, or agents of Buyer in consideration for or related to this Contract other than as a representative of Buyer without Buyer's written approval.

G.4 Metering Records Availability. Buyer shall not be required to furnish gas volume records relating to electronic recording devices such as Totalflow™ other than daily volume information and then only to the extent that there are indications the meter was not operating properly.

H. FORCE MAJEURE

H.1 Suspension of Performance. In the event either party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Contract, other than to make payments due, the obligations of that party, so far as they are affected by force majeure, shall be suspended during the continuance of any inability so caused but for no longer period.

H.2 Force Majeure Definition. The term "force majeure" shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, fires, explosions, breakage or accidents to machinery or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of wells or sources of supply of gas, inability to obtain at reasonable cost servitudes, right of way grants, permits, governmental approvals, or licenses, inability to obtain at reasonable cost materials or supplies for constructing or maintaining facilities, and other causes, whether of the kind listed above or otherwise, not within the control of the party claiming suspension and which by the exercise of reasonable diligence the party is unable to prevent or overcome.

H.3 Labor Matters Exception. The settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances when that course is considered inadvisable is not required.

I. WARRANTY OF TITLE

I.1 Seller warrants that it has good title and processing rights to the gas delivered hereunder, free and clear of any and all liens, encumbrances, and claims whatsoever, and that Seller has good right and lawful authority to sell the same. Seller grants to Buyer all gas processing rights relating to gas sold hereunder. If Buyer requests, Seller shall furnish Buyer a current attorney's division order title opinion, together with other title information reasonably requested by Buyer. As between the parties, Buyer shall not be required to make payment until Seller has furnished this title information. Until title information is furnished, or if Seller's title or right to receive any payment is questioned or involved in litigation, Buyer shall have the right to withhold the contested payment without interest until title information is received, during the pendency of litigation, until the title or right to receive the questioned payment(s) is freed from question, or until Seller furnishes security for repayment acceptable to Buyer. Without impairment of Seller's warranty of title to gas and gas processing rights, if Seller owns less than full title to the gas delivered, payments shall be made only in the proportion that Seller's interest bears to the entire title to the gas.

J. ROYALTY

J.1 Seller's Responsibility. Seller is responsible for all payments to the owners of all royalties, overriding royalties, bonus payments, production payments and the like. Buyer assumes no direct liability to Seller's royalty or other interest owners. For federal and Indian leases, Buyer may at any time require Seller to furnish a Payor Information Form to the Minerals Management Service to cover Buyer's royalty payments for Seller and verify Buyer's refusal to assume Seller's lease royalty payment obligations.

J.2 Buyer's Payment Services. At Seller's request, Buyer agrees to deduct from payments to Seller and disburse royalties, overriding royalties, bonus payments, production payments, and the like as Seller shall from time to time direct on Seller's behalf. In return for this service, Buyer shall retain from the proceeds otherwise due Seller a monthly fee of thirty-five dollars ($35.00) per well or other settlement payment basis. Buyer reserves the right to adjust

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this fee upon advance written notice to Seller. Seller may at any time upon reasonable advance written notice cease Buyer's payment services and itself assume such payments effective as of the first day of a month.

J.3 Buyer's Reliance on Ownership Information. Buyer shall not commence payments for any month under Paragraph J.2 until thirty (30) days after receipt from Seller of all title information and executed payment directions necessary for such payments. Payments on behalf of Seller shall include penalties and interest when payable under applicable laws or regulations. Buyer shall deduct all such payments, penalties, and interest from the amounts otherwise due Seller hereunder. Buyer may at any time upon at least thirty (30) days advance written notice cease disbursements on behalf of Seller under Paragraphs J.2 and J.3 as of the end of any month.

K. SEVERANCE AND SIMILAR TAXES

K.1 Included in Price. Reimbursement to Seller for Seller's full liability for severance and similar taxes levied upon Seller's gas production is included in the prices payable under Paragraph 5 of this Contract.

K.2 Tax Responsibilities and Disbursements. Seller shall bear all sales, severance, and other taxes imposed upon Seller with respect to the gas delivered hereunder, and Buyer shall bear all taxes imposed upon Buyer with respect to such gas after delivery to Buyer. Unless otherwise required by law, severance and similar taxes that are payable on a monthly basis and are based upon the value or volume of the gas produced and sold by Seller shall be computed and paid by Buyer for the account of Seller, and Buyer shall deduct such payments from the amounts due Seller. Notwithstanding, Buyer will compute and pay severance and similar taxes only at the standard tax rate. If special incentive tax programs or deductions are available that require more detailed calculations that Seller desires to use, Seller will file the necessary supplemental information with the tax authorities and pursue any necessary refund claim with them.

K.3 Seller's Option to Disburse Severance Taxes. If Seller is paying royalties under Paragraph J and if permitted by law, Seller may elect at any time to pay severance and similar taxes to the proper authority effective as of the first day of a month. Seller shall notify Buyer in writing at least thirty (30) days in advance of Seller's intended effective date of commencement of remittances of taxes by Seller.

L. INDEMNIFICATION AND RESPONSIBILITY FOR INJURY OR DAMAGE

L.1 Title, Royalty, and Severance Taxes. SELLER RELEASES AND AGREES TO DEFEND, INDEMNIFY, AND SAVE BUYER, ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES, AND AGENTS HARMLESS FROM AND AGAINST ALL CLAIMS, CAUSES OF ACTION, LIABILITIES, AND COSTS (INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS OF INVESTIGATION AND DEFENSE) RELATING TO (a) SELLER'S TITLE TO GAS AND GAS PROCESSING RIGHTS, (b) PAYMENTS TO OTHER WORKING INTEREST, ROYALTY, AND OTHER OWNERS BASED ON PAYMENT DIRECTIONS OR TITLE INFORMATION RECEIVED FROM OR THROUGH SELLER, AND (c) ROYALTY AND OVERRIDING ROYALTY PAYMENTS, SALES, SEVERANCE, AND SIMILAR TAXES, THAT ARE THE RESPONSIBILITY OF SELLER UNDER PARAGRAPHS I, J, AND K ABOVE, EVEN IF THE LIABILITIES ARISE FROM THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT) OF BUYER OR ITS INDEMNITEES.

L.2 Responsibility for Injury or Damage. As between the parties, Seller shall be in control and possession of the gas deliverable hereunder and responsible for any injury or damage caused thereby until the same shall have been delivered to Buyer, after which delivery Buyer shall be deemed to be in exclusive control and possession and responsible for any injury or damage caused thereby; provided that neither party shall be indemnified for its own negligence or that of its agents, servants, and employees. THE PARTY HAVING RESPONSIBILITY UNDER THE PRECEDING SENTENCE SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD THE OTHER PARTY, ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES, AND AGENTS HARMLESS FROM AND AGAINST

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ALL CLAIMS, CAUSES OF ACTION, LIABILITIES, AND COSTS (INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS OF INVESTIGATION AND DEFENSE) ARISING FROM ACTUAL AND ALLEGED LOSS OF GAS, PERSONAL INJURY, DEATH, AND DAMAGE FOR WHICH THE PARTY IS RESPONSIBLE UNDER THIS PARAGRAPH L.2.

M. RIGHT OF WAY

Grant of Access. Insofar as Seller's lease or leases permits and insofar as Seller or its lease operator may have any rights however derived (whether pursuant to governmental agency order, regulation, statute, or otherwise), Seller grants to Buyer and Buyer's gas gathering contractor, if any, and their assignees the right of free entry and the right to lay and maintain pipelines and any equipment on the lands or leases subject to this Contract as reasonably necessary in connection with the purchase or handling of Seller's gas. All pipelines and other equipment placed by Buyer or Buyer's contractor on said lands and leases shall remain the property of the owner and may be removed by the owner at any time. Without limitation, Buyer or its gathering contractor may disconnect and remove measurement and other facilities from any Points of Delivery due to low volume, quality, term expiration, or other cause.

N. ASSIGNMENT

N.1 Binding on Assignees. Either party may assign this Contract. This Contract shall be binding upon and inure to the benefit of the successors, assigns, heirs, personal representatives, and representatives in bankruptcy of the parties, and shall constitute a real right and covenant running with the lands and oil and gas properties covered and shall be binding upon any purchaser of Buyer's Facilities and upon any purchaser of the properties of Seller subject to this Contract; provided however, that nothing contained in this Paragraph shall in any way prevent either party from mortgaging its rights hereunder as security for its indebtedness, such security to be subordinate to the rights and obligations under this Contract.

N.2 Notice of Assignment. Any assignment or sublease by Seller of any oil and gas properties or any gas rights contracted to Buyer shall be made expressly subject to the provisions of this Contract. No transfer of or succession to the interest of Seller, however effected, shall bind Buyer unless and until the original instrument or other proper proof that the claimant is legally entitled to an interest has been furnished to Buyer at its office per Paragraph 7.

O. MISCELLANEOUS PROVISIONS

O.1 Governing Law. THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE MAJORITY OF AFFECTED GAS IS PRODUCED, EXCLUDING ANY PROVISIONS WHICH WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF A DIFFERENT JURISDICTION.

O.2 Default and Nonwaiver. A waiver by a party of any one or more defaults by the other in the performance of any provisions of this Contract will not operate as a waiver of any future default or defaults, whether of a like or different character.

O.3 Counterparts. This Contract may be executed in any number of counterparts, all of which shall be considered together as one instrument, and this Contract shall be binding upon all parties executing the same, whether or not executed by all parties owning an interest in the producing sources affected by this Contract.

O.4 Negotiations; Entire Agreement; Amendment; No Third Party Beneficiaries. The language of this Contract shall not be construed in favor of or against either Buyer or Seller, but shall be construed as if the language were drafted mutually by both parties. This Contract constitutes the final and complete agreement between the parties. There are no oral promises, prior agreements, understandings, obligations, warranties, or representations between the parties relating to this Contract other than those set forth herein. All waivers, modifications, amendments, and changes to this Contract shall be in writing and executed by the authorized representatives of the parties. The relations between the parties are those of independent contractors; this Contract creates no joint venture, partnership, association, other special relationship, or fiduciary obligations. There are no third party beneficiaries of Buyer's sales contracts or of this Contract.

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O.5 Ratification. If requested in writing by Buyer of other interest owners, this Contract may be ratified and adopted by any owner of an interest in any oil and gas properties subject to this Contract or any lands or leases with which those oil and gas properties may be pooled or unitized, by execution and delivery to Buyer of an instrument in writing ratifying and adopting this Contract insofar as the owner's interest in any such land, lease or oil and gas properties is concerned, and the ratifying owner shall become a party Seller to this Contract with like force and effect as though the owner had executed this Contract as of the time of execution of the ratification, and all of the terms and provisions of this Contract as amended to the date of the ratification shall become binding upon Buyer and any such other owner.

O.6 Compliance with Laws and Regulations. This Contract is subject to all valid statutes and rules and regulations of any duly constituted federal or state authority or regulatory body having jurisdiction. Neither party shall be in default as a result of compliance with laws and regulations.

O.7 Dispute Resolution; Fees and Costs. The parties desire to resolve any disputes that may arise without a need for litigation, if possible. To that end, in the event a dispute arises, each party will appoint an employee to negotiate with the other party concerning the dispute. If the dispute cannot be so resolved in a reasonable time, the parties may agree to non-binding mediation, binding arbitration, or either party may file a suit to resolve the matter. In the event of a breach, the parties are entitled to recover as exclusive direct damages the price for gas taken by Buyer in the case of Seller and lost margin in the case of Buyer. In the event mediation, arbitration, or litigation is necessary to resolve a dispute, in addition to direct damages, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the other party.

O.8 Mutual Waiver of Certain Remedies. NEITHER PARTY SHALL BE LIABLE OR OTHERWISE RESPONSIBLE TO THE OTHER FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, FOR LOST PRODUCTION, OR FOR PUNITIVE DAMAGES AS TO ANY ACTION OR OMISSION, WHETHER CHARACTERIZED AS A CONTRACT BREACH OR TORT, WHICH ARISES OUT OF OR RELATES TO THIS CONTRACT OR ITS PERFORMANCE OR NONPERFORMANCE.

END OF EXHIBIT A TO GAS PURCHASE CONTRACT

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EXHIBIT "B"
TO GAS PURCHASE CONTRACT
BETWEEN DUKE ENERGY FIELD SERVICES, LP AS BUYER
AND CALDWELL PRODUCTION CO., INC. AS SELLER
DATED April 1, 2001

Meter **Number**	Well **Name**	Legal **Description**
47681	Merten	Section 87, Block 3, I&GN Survey, Gray County, Texas

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